UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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ALLIS-CHALMERS ENERGY INC.

(Name of Registrant as Specified In Its Charter)

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ALLIS-CHALMERS ENERGY INC.
5075 Westheimer Road, Suite 890
Houston, Texas 77056
September 24, 2009

Dear Stockholders:

On behalf of our Board of Directors, we are pleased to invite you to attend the Annual Meeting of Stockholders of Allis-Chalmers Energy Inc. to be held on Friday, November 6, 2009 at 9:00 a.m. local time at our offices located in the Galleria Financial Center, 5075 Westheimer Road, Suite 890, Houston, Texas 77056.

I am pleased to tell you that we are taking advantage of the U.S. Securities and Exchange Commission rule allowing companies to furnish proxy materials to stockholders via the Internet. We believe that this e-proxy process will expedite stockholders’ receipt of proxy materials and lower the costs and reduce the environmental impact of our annual meeting of stockholders.

On or about September 24, 2009, we mailed to our stockholders a Notice containing instructions on how to access and review our 2009 Proxy Statement and Annual Report and to vote online. If you would like to receive a paper copy of our proxy materials, follow the instructions for requesting these materials in the Notice.

It is important that your shares be represented whether or not you plan to attend the meeting. Your shares may be voted electronically on the Internet or by using a toll-free number. You may also request a proxy card be mailed to you. If you do attend the annual meeting, you may, of course, withdraw your proxy should you wish and vote in person.

We hope to see you at the annual meeting.

Sincerely,

Munawar H. Hidayatallah
Chairman of the Board and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on November 6, 2009: The Annual Report to Stockholders for the fiscal year ended December 31, 2008 and proxy statement of Allis-Chalmers Energy Inc. are available at www.voteproxy.com.

ALLIS-CHALMERS ENERGY INC.
5075 Westheimer Road, Suite 890
Houston, Texas 77056

NOTICE OF THE 2009
ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Friday, November 6, 2009 at 9:00 a.m. (Houston time)

Place:	Our offices located at 5075 Westheimer Rd., Suite 890, Houston, TX 77056

Items of Business:	(1) To elect nine (9) directors to serve a one-year term.

(2) To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of shares of authorized common stock from 100,000,000 to 200,000,000.

(3) To approve our Second Amended and Restated 2006 Incentive Plan.

(4) To ratify the appointment of UHY LLP as our independent auditor for the fiscal year ending December 31, 2009.

(5) To transact such other business as may properly come before the meeting, or any adjournment thereof.

Who Can Vote:	You can vote if you owned shares of our common stock or 7% convertible perpetual preferred stock as of the close of business on September 14, 2009. A list of such stockholders will be open to examination during regular business hours by any stockholder for at least ten days prior to the annual meeting, at our offices located in the Galleria Financial Center, 5075 Westheimer Road, Suite 890, Houston, Texas 77056.

Registration:	Registration will begin at 8:30 a.m. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts must bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

By Order of the Board of Directors,

Munawar H. Hidayatallah
Chairman of the Board and Chief Executive Officer

Houston, Texas
September 24, 2009

YOUR VOTE IS IMPORTANT

We request that you vote your shares as promptly as possible. If you have shares registered in your own name, you may vote your shares in a number of ways:

•	electronically via the Internet at www.voteproxy.com,

•	by telephone, if you are in the U.S. and Canada, by calling 1-800-776-9437, or

•	by requesting a proxy card be mailed to you.

If you hold shares in street name and, therefore, are not a stockholder of record, you will need to follow the specific voting instructions of your broker, bank or other similar institution to vote your shares.

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ALLIS-CHALMERS ENERGY INC.
5075 Westheimer Road, Suite 890
Houston, Texas 77056

PROXY STATEMENT
FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 6, 2009

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

This question and answer section summarizes selected information regarding the annual meeting and voting, but does not contain all of the information that may be important to you. We urge you to read the entire proxy statement carefully.

When and where is the annual meeting?

The 2009 annual meeting of the stockholders of Allis-Chalmers Energy Inc. will be held on Friday, November 6, 2009, at 9:00 a.m., local time, at our offices located in the Galleria Financial Center, 5075 Westheimer Road, Suite 890, Houston, Texas 77056.

Why are these proxy materials being made available to me?

Our Board of Directors is soliciting your proxy to be used at the 2009 annual meeting of stockholders. This proxy statement describes matters on which we would like you, as a stockholder, to vote at our annual meeting. It also gives you information on these matters so that you can make informed decisions. You are receiving notice of our annual meeting because our records indicate that you owned shares of our common stock, par value $0.01 per share (“Common Stock”), or shares of our 7% convertible perpetual preferred stock, par value $0.01 per share (“Preferred Stock”), at the close of business on September 14, 2009. Our Board of Directors has chosen September 14, 2009 as the “record date” for the meeting, which is the date used to determine which stockholders will be able to attend and vote at the meeting.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of proxy materials?

The Securities and Exchange Commission has adopted a “Notice and Access” model which permits us to provide proxy materials to our stockholders electronically by posting the proxy materials on a publicly accessible website. We believe that this e-proxy process will expedite stockholders’ receipt of proxy materials and lower the costs and reduce the environmental impact of our annual meeting of stockholders. Accordingly, on or about September 24, 2009, we mailed to our stockholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2008 via the Internet and how to vote online. The Notice of Internet Availability of Proxy Materials also contains instructions on how you can receive a paper copy of the proxy materials.

Who may vote at the meeting?

The Board of Directors has determined that those stockholders who are recorded in our record books as owning our shares as of the close of business on September 14, 2009, are entitled to receive notice of and to vote at the annual meeting of stockholders. As of the record date, there were 71,364,926 shares of our Common Stock issued and outstanding and 36,393 shares of our Preferred Stock issued and outstanding. Subject to certain limitations, our Preferred Stock is convertible into an aggregate of 14,202,146 shares of Common Stock. As described in this proxy statement, our Preferred Stock will vote on an as converted basis together with the Common Stock as a single class, subject to certain limitations.

What am I being asked to vote upon?

You are being asked to approve (i) the election of nine directors to serve until the next annual meeting of the stockholders (ii) a proposal to amend our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock (iii) a proposal to approve the Second Amended and Restated Allis-Chalmers Energy Inc. 2006 Incentive Plan (the “Restated Incentive Plan”) and (iv) the ratification of our appointment of independent auditors for the fiscal year ending December 31, 2009.

How many votes do I have?

Each holder of Common Stock on the record date has one vote per share. On each proposal, the shares of Preferred Stock will vote on an as converted basis together with the Common Stock and not as a separate class. However, for purposes of the voting on each proposal, the voting rights in respect of Preferred Stock held by Lime Rock Partners V, L.P., or Lime Rock, the owner of 100% of our Preferred Stock, will be limited such that the votes attributable to Lime Rock’s Preferred Stock will not, when aggregated with the votes attributable to the Common Stock held by Lime Rock and its affiliates, exceed 35% of the total voting power of our stockholders. As a result of this limitation, the Preferred Stock currently has a number of votes equivalent to 7,828,738 shares of Common Stock.

How do I vote in person?

If you plan to attend the annual meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on the record date.

How do I vote by proxy?

Whether or not you intend to attend the meeting, if you are a stockholder of record, you can vote by proxy in three ways:

•	electronically via the Internet at www.voteproxy.com,

•	by telephone, if you are in the U.S. and Canada, by calling 1-800-776-9437, or

•	by requesting a proxy card be mailed to you.

If you hold shares in street name and, therefore, are not a stockholder of record, you will need to follow the specific voting instructions of your broker, bank or other similar institution to vote your shares.

How many votes are needed to hold the meeting?

At least a majority of our outstanding capital shares eligible to vote (counting our Preferred Stock on an as converted basis, representing an aggregate of 14,202,146 shares of Common Stock for such purposes) must be represented at the annual meeting, either in person or by proxy, in order to transact business. This is called a quorum. Abstentions and broker “non-votes” will be counted for purposes of determining the presence or absence of a quorum.

How many votes will be required to approve each of the proposals?

Provided that a quorum is present at the meeting:

PROPOSAL 1: The nine director nominees who receive the greatest number of votes cast will be elected directors. The Preferred Stock is entitled to vote on Proposal 1 on an as converted basis (subject to the limitation set forth below) with the Common Stock as a single class. Abstentions and broker non-votes will have no effect on the election of directors.

PROPOSAL 2: Approval of the amendment to our Amended and Restated Certificate of Incorporation will require the affirmative vote of at least a majority of the outstanding stock entitled to vote thereon. The Preferred Stock is entitled to vote on Proposal 2 on an as converted basis (subject to the limitation set forth below) with the Common Stock as a single class. Because approval of Proposal 2 requires the affirmative vote of at least a majority of the outstanding stock entitled to vote thereon, abstentions and broker non-votes will have the same effect as a vote against this proposal.

PROPOSAL 3: Approval of the Restated Incentive Plan will require the affirmative vote of the holders of at least a majority of the stock present or represented by proxy at the annual meeting and entitled to vote thereon, provided that the total votes cast on this proposal represent over 50% of the votes entitled to be cast on this proposal. The Preferred Stock is entitled to vote on Proposal 3 on an as converted basis (subject to the limitation set forth below) with the Common Stock as a single class. Abstentions are considered to be votes cast and will have the same effect as a vote against this proposal, but because broker non-votes are not considered to be votes cast, broker non-votes will not have an effect on approval of this proposal.

PROPOSAL 4: The ratification of the appointment of UHY LLP as independent accountants will require the affirmative vote of the holders of at least a majority of the stock present or represented by proxy at the annual meeting and entitled to vote thereon. The Preferred Stock is entitled to vote on Proposal 4 on an as converted basis (subject to the limitation set forth below) with the Common Stock as a single class. Abstentions are considered to be votes cast and will have the same effect as a vote against this proposal, but because broker non-votes are not considered to be votes cast, broker non-votes will not have an effect on approval of this proposal.

For purposes of the voting on each proposal, the voting rights in respect of Preferred Stock held by Lime Rock will be limited such that the votes attributable to Lime Rock’s Preferred Stock will not, when aggregated with the votes attributable to the Common Stock held by Lime Rock and its affiliates, exceed 35% of the total voting power of our stockholders. As a result of this limitation, the Preferred Stock currently has a number of votes equivalent to 7,828,738 shares of Common Stock.

What are the Board’s voting recommendations?

Unless you give other instructions on your proxy, the persons named as proxy holders on the proxy will vote in accordance with the recommendations of our Board of Directors. Our Board of Directors recommends a vote:

•	FOR the election of the nine nominees;

•	FOR the proposal to amend our Amended and Restated Certificate of Incorporation;

•	FOR the proposal to adopt the Restated Incentive Plan; and

•	FOR the ratification of the appointment of UHY LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

Can I change my mind after I vote?

You may change your vote at any time prior to the voting at the meeting by submitting a later dated proxy (including a proxy via the Internet or telephone) or by giving written notice to our Corporate Secretary. You may also attend the annual meeting and vote in person. Your attendance at the annual meeting alone will not revoke your proxy, and in order to do so, you must vote at the meeting.

If you hold shares in street name and, therefore, are not a stockholder of record, you will need to follow the specific voting instructions of your broker, bank or other similar institution to change your vote.

Who will count the votes?

Our transfer agent, American Stock Transfer & Trust Company, will tally the votes, which will be certified by an Inspector of Election.

Who is soliciting my proxy?

Our Board of Directors is soliciting proxies to be voted at the annual meeting.

Who will pay the expenses incurred in connection with the solicitation of my vote?

We pay all costs and expenses related to preparation of these proxy materials and solicitation of your vote. We also pay all annual meeting expenses. In addition to soliciting proxies by mail, we may solicit proxies by telephone, personal contact, and electronic means. None of our directors, officers, or employees will be specially compensated for these activities.

Who can help answer any additional questions?

If you have any questions, including questions regarding the procedures for voting your shares, you should contact:

Allis-Chalmers Energy Inc.
5075 Westheimer Road, Suite 890
Houston, Texas 77056
(713) 369-0550
Attention: Theodore F. Pound III,
General Counsel and Secretary

PROPOSAL 1: ELECTION OF DIRECTORS

Board of Directors.  Our Bylaws provide that our Board of Directors shall consist of not less than three nor more than 15 directors, as determined by our Board of Directors. Currently, our Board of Directors has nine directors. Each of the nominees for election to the Board of Directors is currently a member of our Board of Directors. If elected at the annual meeting, each of the nominees will hold office until the next annual meeting of the stockholders and until his successor has been elected and takes office. Vacancies existing in our Board of Directors may be filled by a majority vote of the remaining directors.

Upon the closing of our acquisition of DLS Drilling, Logistics & Services Corporation, or DLS, in August 2006, we entered into an investors rights agreement which provides, among other things, that the sellers of DLS have the right to designate two nominees for election to our Board of Directors. Pursuant to their rights as set forth in the investors rights agreement, the sellers of DLS have designated Alejandro P. Bulgheroni and Giovanni Dell’ Orto as their nominees to the Board. In accordance with the provisions of the investors rights agreement, the Board appointed Alejandro P. Bulgheroni and Giovanni Dell’ Orto to the Board upon receipt of the nominations.

In May 2009 we entered into an Investment Agreement with Lime Rock which provides, among other things, that Lime Rock has the right to designate nominees for election to our Board of Directors based upon the amount of our Common Stock that Lime Rock and its affiliates beneficially own (counting the Preferred Stock on an as converted basis). In June 2009, we entered into a First Amendment to Investment Agreement. Pursuant to the First Amendment, Lime Rock currently has the right to designate four nominees to our Board of Directors. Pursuant to such right, Lime Rock designated Saad Bargach and John T. Reynolds as nominees to the Board and the Board appointed Messrs. Bargach and Reynolds to the Board upon receipt of the nominations. In September 2009, we entered into a Second Amendment to Investment Agreement whereby Lime Rock agreed to designate their other two nominees to the Board by January 15, 2010.

Voting.  Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the annual meeting. The nine persons receiving the highest number of votes will be elected as directors. The Preferred Stock is entitled to vote for directors on an as converted basis (subject to the limitation described elsewhere in this proxy statement) with the Common Stock as a single class. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as may be nominated by our Board of Directors. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve.

Recommendation; Proxies.  The Board of Directors unanimously recommends that you vote FOR each of the nominees named below. The persons named in the proxy card will vote all shares over which they have discretionary authority FOR the election of the nominees named below. Although our Board of Directors does not anticipate that any of the nominees will be unable to serve, if such a situation should arise prior to the meeting, the appointed persons will use their discretionary authority pursuant to the proxy and vote in accordance with their best judgment.

Nominees for Election for a One-Year Term Expiring at the 2010 Annual Meeting

Name	Age	Director Since

Saad Bargach	51	June 2009
Alejandro P. Bulgheroni	65	August 2006
Giovanni Dell’ Orto	64	June 2009
Victor F. Germack	69	January 2005
James M. Hennessy	60	April 2007
Munawar H. Hidayatallah	65	May 2001
Robert E. Nederlander	76	May 1989
John T. Reynolds	39	June 2009
Zane Tankel	69	February 2007

Set forth below is biographical information for each person nominated.

Saad Bargach was appointed to our Board of Directors in June 2009. Saad Bargach is a Managing Director at Lime Rock. Prior to joining the firm, Mr. Bargach worked for more than 25 years at Schlumberger. Most recently, he served as the company’s Chief Information Officer and, from July 2004 to March 2006, as President, Well Completions & Productivity Group which included Artificial Lift (REDA), Completions (CAMCO), Testing (FLOPETROL), Subsea and Sand Management Services. During his long career at Schlumberger, Mr. Bargach also served as President of Consulting & Systems Integration for SchlumbergerSema in several European locations; the President of the Drilling & Measurements division with worldwide responsibility for drill bits, directional drilling, measurements-while-drilling, and logging-while-drilling services; and the Cairo-based President, Oilfield Services for Africa and Near East. He joined the company in 1983 as a field engineer in South America. Fluent in four languages, Mr. Bargach has degrees in both electrical engineering (B.S.) and control systems (M.S.). He is also a member of the Board of the American Productivity and Quality Center and currently serves on the board of directors of Gas2 Limited, an Aberdeen-based oil service technology company, and Tiway Oil, a Dubai based oil and gas producing company.

Alejandro P. Bulgheroni was appointed to our Board of Directors in August 2006. Mr. Bulgheroni has served as the Chairman of the Management Committee of Pan American Energy LLC, an oil and gas company, since November 1997. He also served as the Chairman of Bridas SAPIC from 1988 until 1997. He has served as Vice-Chairman and Executive Vice-President of Bridas Corporation since 1993. He also serves as Chairman, President and CEO of Associated Petroleum Investors Ltd., an international oil and gas holding company, as Chairman and President of Global Oilfield Holdings Ltd., as Chairman of Beusa Energy, Inc. and as President and CEO of Nuevo Manantial S.A and Agroland S.A.. Mr. Bulgheroni is a member of the Petroleum and Gas Argentine Institute and of the Society of Petroleum Engineers (USA), Vice-President of the Argentine Chamber of Hydrocarbons Producers (CEPH), Vice-President of the Argentine-Uruguayan Chamber of Commerce, Counselor of the Argentine Business Council for Sustainable Development (CEADS) and Vice-President of the Educando Foundation (Argentina). Mr. Bulgheroni is a graduate of the University of Buenos Aires with a degree in Industrial Engineering.

Giovanni Dell’ Orto was appointed to our Board of Directors in June 2009. Mr. Dell’Orto was Chairman and Chief Executive Officer of DLS Corporation (then a subsidiary of Bridas Corporation) from 1994 to August 2006. Following Allis-Chalmers’ purchase of DLS, he served as Vice Chairman of DLS Argentina Limited. He is a member of the board of directors of Energy Developments and Investments Corporation (EDIC), supervising EDIC’s gas marketing activities in Europe and other upstream projects in North Africa. He is also a non-executive member of the board of directors of Gas Plus Spa. Prior to joining Bridas and DLS in 1994, he worked for 23 years with ENI in Italy, holding different positions (including being a member of ENI’s Board and Executive Committee, the Chairman and CEO of Saipem, and a Board member of Agip and Snam). During his 38 years of experience in the oil services industry, he has developed extensive contacts in the Middle East, North and West Africa, Russia and the Former Soviet Union Republics, China, India, Argentina, Brazil, Bolivia and the U.S., for the negotiation, implementation and commissioning of major oil and gas upstream, petrochemical and infrastructure projects.

Victor F. Germack was appointed to our Board of Directors in January 2005. Mr. Germack founded, and since 2002, has been the President of RateFinancials Inc., a company that analyzes and rates the quality of earnings, accounting and financial reporting of U.S. and foreign public companies. In addition, Mr. Germack has served since 1980 as President of Heritage Capital Corp., a middle market investment bank focused on technology oriented public and private companies. Prior to founding Heritage Capital, Mr. Germack had operating management positions with the Hertz Corporation and the Allen Group. Mr. Germack started his career with Price Waterhouse as a management consultant. Mr. Germack is a graduate of Fordham University and the Harvard Business School.

James M. Hennessy was appointed to our Board of Directors in April 2007. Mr. Hennessy served as President and Chief Executive Officer of ING Funds, a United States mutual fund business of ING Group, from 2001 through 2006. While with ING Funds, Mr. Hennessy oversaw approximately 216 mutual funds with an aggregate of approximately $92 billion in assets under management. From 2003 through 2007, Mr. Hennessy also served on the board of governors of the Investment Company Institute, which is the national trade association for the mutual fund industry, representing most of the industry’s assets. Mr. Hennessy is currently on the board of directors of Natural Lighting Company and Munder Capital Holdings, LLC and is a member of the advisory board of the law, science and technology LLM program of Arizona State University Law School. In addition, Mr. Hennessy has a law degree from New York University.

Munawar H. Hidayatallah has served as our Chairman of the Board and Chief Executive Officer since May 2001, and was President from May 2001 through February 2003. Mr. Hidayatallah was Chief Executive Officer of OilQuip Rentals, Inc., from its formation in February 2000 until it merged with us in May 2001. From December 1994 until August 1999, Mr. Hidayatallah was the Chief Financial Officer and a director of IRI International, Inc., which was acquired by National Oilwell, Inc. in early 2000. IRI International, Inc. manufactured, sold and rented oilfield equipment to the oilfield and natural gas exploration and production sectors. From August 1999 until February 2001, Mr. Hidayatallah worked as a consultant to IRI International, Inc. and Riddell Sports Inc.

Robert E. Nederlander has served on our Board of Directors since May 1989. Mr. Nederlander served as our Chairman of the Board of Directors from May 1989 to 1993, and as our Vice Chairman of the Board of Directors from 1993 to 1996. Mr. Nederlander was a Director of Cendant Corp. from December 1997 and Chairman of the Corporate Governance Committee of Cendant Corp. from 2002 until he resigned in 2006 when he became a director of Realogy Corporation, a public company which was a spinoff from Cendant Corp. Mr. Nederlander resigned as a director of Realogy Corporation on April 10, 2007, when the company was sold. Mr. Nederlander was a director of HFS, Inc. from July 1995 to December 1997. Since November 1981, Mr. Nederlander has been President and/or Director of the Nederlander Organization, Inc., owner and operator of legitimate theaters in New York City. Since December 1998, Mr. Nederlander has been a managing partner of the Nederlander Company, LLC, operator of legitimate theaters outside New York City. Mr. Nederlander was Chairman of the board of directors of Varsity Brands, Inc. (formerly Riddell Sports Inc.) from April 1988 to September 2003 and was the Chief Executive Officer of such corporation from 1988 through April 1, 1993. Mr. Nederlander has been a limited partner and a director of the New York Yankees since 1973. Mr. Nederlander has been President of Nederlander Television and Film Productions, Inc. since October 1985. In addition, Mr. Nederlander was Chairman of the Board and Chief Executive Officer of Mego Financial Corp. from January 1988 to January 2002, when he sold his stock interest and resigned. Mego Financial Corp. filed a voluntary petition under Chapter 11 of the U.S. federal bankruptcy code in July 2003. The voluntary petition was dismissed by the bankruptcy court in 2006.

John T. Reynolds was appointed to our Board of Directors in June 2009. Mr. Reynolds co-founded Lime Rock in 1998 and is currently a Managing Director of Lime Rock. Mr. Reynolds remains an active member of the Lime Rock investment team, investigating and executing primarily energy service investment opportunities worldwide. Prior to co-founding Lime Rock, Mr. Reynolds worked at Goldman Sachs where he spent six years in the Investment Research Department and had senior analyst responsibility for global oil service sector research and was one of the top-rated analysts in the sector. He currently serves on the Board of Directors of EnerMech, Ltd., Hercules Offshore, Inc., Revelation Energy Holdings, LLC and VEDCO Holdings, Inc.. He previously served on the Board of Directors of Eastern Drilling ASA, IPEC, Ltd., Noble Rochford Drilling, Ltd., Patriot Drilling, Roxar ASA, Sensa, Ltd., and Torch Offshore Inc. Mr. Reynolds is a graduate of Bucknell University where he received his B.A.

Zane Tankel was appointed to our Board of Directors in February 2007. Mr. Tankel is currently Chief Executive Officer of Apple-Metro, Inc., the New York Metropolitan Area franchisee for Applebee’s Neighborhood Grill & Bar, and has been the Chairman of the Board of Apple-Metro, Inc. and Chevys Fresh Mex Restaurants since 1994. Mr. Tankel also serves as a member of the Board of Directors of Mortons Restaurant Group, Inc. and Caribbean Restaurant LLC. Mr. Tankel has also served as Chairman of the Board of the Metro Chapter of the Young Presidents Organization and was a founder of the advisory board for the Boys and Girls Choir of Harlem. Mr. Tankel is a graduate of the University of Pennsylvania’s Wharton School of Business.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

Meeting Attendance

During the fiscal year ended December 31, 2008, our Board of Directors held 16 meetings. Our Board of Directors currently has four standing committees: the Audit Committee, the Corporate Governance and Nominating Committee, the Compensation Committee and the Finance Committee. Each committee has a written charter. All such charters are available on our website (www.alchenergy.com) and we will provide a copy free of charge to any stockholder who requests it.

The Audit Committee met 13 times, the Compensation Committee met six times and the Corporate Governance and Nominating Committee met twice during 2008. The Finance Committee did not meet in 2008 as it was not established until June 2009. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board of Directors on which he served during 2008.

Although we do not have a formal policy regarding director attendance at the annual stockholders’ meeting, they are encouraged to attend such meetings. All of our directors attended the 2008 annual meeting except for Carlos Bulgheroni, who resigned from our Board of Directors in April 2009, and Alejandro Bulgheroni.

Audit Committee

The Audit Committee currently consists of four directors, Mr. Germack, who serves as Chairman, and Messrs. Hennessy, Nederlander and Reynolds. All of our Audit Committee members are “independent” under the applicable New York Stock Exchange, or NYSE, and Securities and Exchange Commission, or SEC, rules regarding audit committee membership. Our Board of Directors has determined that Mr. Germack qualifies as an “audit committee financial expert” under applicable SEC rules and regulations governing the composition of the Audit Committee.

The Audit Committee assists our Board of Directors in fulfilling its oversight responsibility by overseeing and evaluating (i) the conduct of our accounting and financial reporting process and the integrity of our financial statements; (ii) the functioning of our systems of internal accounting and financial controls; (iii) the performance and independence of our internal audit function and (iv) the engagement, compensation, performance, qualifications and independence of our independent auditors.

The independent auditors have unrestricted access and report directly to the Audit Committee. The Audit Committee meets privately with, and has unrestricted access to, the independent auditors and all of our personnel.

Compensation Committee

The Compensation Committee currently consists of Mr. Tankel, who serves as Chairman, and Messrs. Bargach and Germack, all of whom are independent under the applicable NYSE and SEC rules. The Compensation Committee formulates and oversees the execution of our compensation strategies, including making recommendations to our Board of Directors with respect to compensation arrangements for senior management, directors and other key employees. The Compensation Committee also administers our 2003 Incentive Stock Plan and our 2006 Incentive Plan.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee currently consists of Mr. Nederlander, as Chairman, and Messrs. Tankel and Hennessy, all of whom are independent under the applicable NYSE and SEC rules. The Corporate Governance and Nominating Committee identifies and evaluates candidates for election as directors, nominates the slate of directors for election by the Company’s stockholders and develops and recommends the Company’s corporate governance principles to the full Board.

The Corporate Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for directors. Candidates may come to the attention of the Corporate Governance and Nominating Committee through current Board members, stockholders and other persons. Our Corporate Governance and Nominating Committee has not adopted any specific minimum qualifications for director candidates. The Corporate Governance and Nominating Committee will consider, among other things, a potential director nominee’s ability to satisfy the need, if any, for any required expertise on the board of directors or one of its committees. Historically, our chief executive officer has recommended director nominees.

Finance Committee

In June 2009, in connection with the closing of our transactions with Lime Rock, we established the Finance Committee. The Finance Committee currently consists of Mr. Bulgheroni, as Chairman, and Messrs. Bargach, Hennessy, Hidayatallah and Reynolds. The Finance Committee reviews and makes non-binding recommendations to the Board of Directors regarding: (1) acquisitions of assets or voting securities for consideration in excess of $20,000,000; (2) mergers or change of control transactions; (3) our liquidation, dissolution or reorganization; (4) the sale or other disposition of all or substantially all of our assets; (5) offerings or sales of voting equity securities for cash in an aggregate amount in excess of $20,000,000, other than issuances of securities upon conversion of convertible securities then outstanding or pursuant to option and other incentive compensation plans; and (6) material capital expenditures in excess of our capital expenditure budget.

Director Nominations

We do not have a formal procedure pursuant to which stockholders may recommend nominees to our Board of Directors or Corporate Governance and Nominating Committee, and the Board of Directors believes that the lack of a formal procedure will not hinder the consideration of qualified nominees. Nominations made by a stockholder must be made by giving notice in writing to our Secretary on or before March 1, 2010. Any such stockholder nominations must be accompanied by all information relating to such person that is required under the federal securities laws, including such person’s written consent to be named in the proxy statement as a nominee and to serving as a director on our Board of Directors if elected. The nominating stockholder must also submit the name, age, business address and residence of the person the stockholder wishes to nominate; the principal occupation or employment of the person; the relevant biographical information of the person; and the number of shares of our Common Stock beneficially owned by the person. The nominating stockholder must also submit such stockholder’s name and address and the number of shares beneficially owned by such stockholder.

Each of the nine director nominees set forth in this proxy statement are current directors standing for re-election.

CORPORATE GOVERNANCE

Corporate Governance Principles

We are committed to adhering to sound principles of corporate governance. A copy of our Corporate Governance Principles is available on our website (www.alchenergy.com) and we will also provide a copy free of charge to any stockholder who requests it.

Director Independence

Under rules adopted by the New York Stock Exchange, no member of the Board of Directors qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with us. The Board considers all relevant facts and circumstances in making a determination of independence. In its determination of independence, the Board of Directors reviews and considers all relationships and transactions between each director, his or her family members or any business, charity or other entity in which the director has an interest, on the one hand, and us, our affiliates or entities in which a member of our senior management has an interest, on the other. As a result of its independence reviews, the Board of Directors has affirmatively determined that Messrs. Bargach, Hennessy, Germack, Nederlander, Reynolds and Tankel are “independent” as that term is defined under the corporate governance rules of the New York Stock Exchange and applicable rules of the Securities and Exchange Commission.

Executive Sessions

Our Board of Directors hold regular executive sessions in which non-management Board members meet without any members of management present. Currently, James M. Hennessy acts as our lead director and presides over executive sessions of the Board. Additionally, our independent directors meet at least once a year without members of management or non-independent directors present.

Communications with the Board of Directors

Stockholders and other interested parties wishing to communicate with the Board of Directors, the non-management directors or any individual director should send any communication to Corporate Secretary, Allis-Chalmers Energy Inc., 5075 Westheimer, Suite 890, Houston, Texas 77056. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Corporate Secretary will forward such communication to the director or directors to whom the communication is directed, unless the Corporate Secretary determines that the communication does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its committees, relates to routine or insignificant matters that do not warrant the attention of the Board of Directors, is an advertisement or other commercial solicitation or communication, is frivolous or offensive, or is otherwise not appropriate for delivery to directors.

PROPOSAL 2: APPROVAL OF THE AMENDMENT TO OUR AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

Our Amended and Restated Certificate of Incorporation currently authorizes us to issue up to 100,000,000 shares of common stock, $.01 par value, and 25,000,000 shares of preferred stock, $.01 par value. The Board of Directors has adopted, subject to stockholder approval, an amendment to our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of our Common Stock from 100,000,000 shares to 200,000,000 shares.

As of September 14, 2009, of the 100,000,000 shares of Common Stock presently authorized, 71,364,926 shares were issued and outstanding, 1,653,787 shares were reserved for issuance under our stock plans and 14,202,146 shares were reserved for issuance upon conversion of our Preferred Stock.

The Board of Directors believes that the shares of Common Stock that are not reserved for any specific use and which currently are available for issuance do not provide the Company with sufficient flexibility to act in a timely manner in meeting future stock needs. We anticipate that the Company may in the future need to issue additional shares in connection with one or more of the following:

•	incentive and employee benefit plans,

•	strategic investments,

•	financing transactions, such as offerings of Common Stock or convertible securities, and

•	otherwise for corporate purposes that have not yet been identified.

In order to provide the Board of Directors with certainty and flexibility to undertake such transactions and issue additional shares of Common Stock, the Board of Directors believes that it is in the best interests of the Company at this time to increase the number of authorized shares of our Common Stock. If this Proposal 2 is adopted, the additional authorized shares of Common Stock may be issued upon the approval of the Board of Directors at such times, in such amounts, and upon such terms as the Board of Directors may determine, without further approval of the stockholders, unless such approval is expressly required by applicable law, regulatory agencies or any exchange or quotation service on which our Common Stock may then be listed. Currently, other than the issuance of shares upon the exercise of outstanding options, restricted stock or other awards under our current stock plans and upon the conversion of our Preferred Stock, we have no agreement, arrangement or intention to issue any of the shares for which approval is sought.

Our stockholders do not have preemptive rights with respect to future issuances of additional shares of Common Stock, which means that current stockholders do not have a prior right to purchase any new issue of Common Stock of the Company in order to maintain their proportionate ownership interest. As a result, the issuance of a significant amount of additional authorized Common Stock (other than as the result of a stock split or other pro rata distribution to stockholders) would result in a significant dilution of the beneficial ownership interests and/or voting power of each stockholder who does not, or who does not have an opportunity to, purchase additional shares to maintain his or her pro rata interest. As additional shares are issued, the shares owned by our existing stockholders will represent a smaller percentage ownership interest in the Company. In addition, the issuance of additional shares of, or securities convertible into, our Common Stock could result in a decrease in the trading price of our Common Stock, depending on the price at which such shares are issued.

If approved by the stockholders at the annual meeting, the amendment to our Amended and Restated Certificate of Incorporation will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware. We intend to file the certificate of amendment as soon as practicable after approval of this Proposal 2 by our stockholders. However, our Board may abandon the proposed amendment, either before or after approval and authorization thereof by the stockholders, at any time prior to the effectiveness of the filing of the certificate of amendment

Voting.  Approval of the proposal to amend our Amended and Restated Certificate of Incorporation will require the affirmative vote of at least a majority of the outstanding stock entitled to vote thereon. The Preferred Stock is entitled to vote on this proposal on an as converted basis (subject to the limitation set forth elsewhere in this proxy statement) with the Common Stock as a single class. Because approval of this proposal requires the affirmative vote of at least a majority of the outstanding stock entitled to vote thereon, abstentions and broker non-votes will have the same effect as a vote against this proposal.

Recommendation; Proxies.  The Board of Directors unanimously recommends that you vote FOR approval of the amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock to 200,000,000 shares. The persons named in the proxy card will vote all shares over which they have discretionary authority FOR the approval of the amendment to our Amended and Restated Certificate of Incorporation.

PROPOSAL 3: APPROVAL OF THE SECOND AMENDED AND RESTATED
ALLIS-CHALMERS ENERGY INC. 2006 INCENTIVE PLAN

On September 18, 2009, the Board of Directors approved, subject to stockholder approval, the Second Amended and Restated Allis-Chalmers Energy Inc. 2006 Incentive Plan (the “Restated Incentive Plan”). The Restated Incentive Plan will become effective upon stockholder approval. The amendments in the Restated Incentive Plan consist of:

•	increasing the number of shares of Common Stock available for issuance under the plan from 1,500,000 shares to 8,500,000 shares;

•	increasing the annual limit on options that may be granted to any single participant from 200,000 shares to 3,000,000 shares;

•	establishing a limit on the aggregate maximum number of incentive stock options that may be granted under the Restated Incentive Plan of 8,500,000 shares; and

•	establishing annual limits on the number of stock appreciation rights and share-based awards (other than options and stock appreciation rights) that may be granted to any single participant of 3,000,000 shares for each type of award.

With respect to the amendment described in the first bullet point above, the Board and Compensation Committee have determined that the number of shares remaining available for issuance under the existing 2006 Incentive Plan is insufficient to continue to meet the Company’s need to attract, retain and incentivize employees, officers, non-employee directors and consultants. The Board of Directors adopted the Restated Incentive Plan to ensure that there will be a sufficient reserve of shares to permit further award grants under the plan at levels that will help further the success of the Company by aligning the interests of employees, officers, nonemployee directors and consultants with those of the Company through ownership of the Company’s stock. With respect to the amendment described in the second bullet point above, the Board believes that increasing the annual limit on options that may be granted to any single participant will provide the Company with greater flexibility when making awards under the Restated Incentive Plan. The amendments described in the third and fourth bullet points above were adopted in order to make certain provisions of the Restated Incentive Plan conform more closely with the requirements of certain provisions of the Internal Revenue Code applicable to the Restated Incentive Plan.

The Allis-Chalmers Energy Inc. 2006 Incentive Plan was originally approved by stockholders on November 28, 2006. The purposes of the plan are to (i) promote our interests and the interests of our stockholders by granting the participants equity interests in us or increasing their equity interests in us, thereby giving them an added incentive to work toward our continued growth and success and (ii) enable us to retain as well as compete for the services of the individuals needed for our continued growth and success. To accomplish this purpose, the plan provides for the grant to eligible persons of stock options, bonus stock, restricted stock, performance awards, and other stock-based awards consistent with the purposes of the plan.

Voting.  Approval of the Restated Incentive Plan will require the affirmative vote of the holders of at least a majority of the stock present or represented by proxy at the annual meeting and entitled to vote thereon, provided that the total votes cast on this proposal represent over 50% of the votes entitled to be cast on this proposal. The Preferred Stock is entitled to vote on this proposal on an as converted basis (subject to the limitation set forth elsewhere in this proxy statement) with the Common Stock as a single class. Abstentions are considered to be votes cast and will have the same effect as a vote against this proposal, but because broker non-votes are not considered to be votes cast, broker non-votes will not have an effect on approval of this proposal.

Recommendation; Proxies.  The Board of Directors unanimously recommends that you vote FOR approval of the Restated Incentive Plan.  The persons named in the proxy card will vote all shares over which they have discretionary authority FOR the approval of the Restated Incentive Plan.

Description of the Restated Plan

The principle features of the plan are summarized below. This summary is not complete, however, and is limited in its entirety by express reference to the Second Amended and Restated 2006 Incentive Plan, for which we are seeking stockholder approval at the annual meeting. The Second Amended and Restated 2006 Incentive Plan is attached as Appendix A to this Proxy Statement.

Available Shares

At September 14, 2009, there were 212,394 shares remaining and available for issuance under the existing 2006 Incentive Plan. In addition to the existing 2006 Incentive Plan, at September 14, 2009, there were 239,995 shares available for issuance under our 2003 Incentive Stock Plan. At September 14, 2009, there were a total of 723,732 options outstanding under both plans, and they had a weighted average price of $6.21. As of the same date, there were a total of 418,463 shares of non-performance based restricted stock and 481,666 shares of performance-based restricted stock outstanding under both plans. The maximum number of shares of Common Stock that may be issued under the plan is 8,500,000 shares, all of which may be granted as incentive stock options, subject to adjustment in the event of stock splits and certain other corporate events. In addition, the number of shares of Common Stock reserved for issuance under the plan that may be granted during any calendar year to any one participant as to options, stock appreciation rights or any other share-based award shall not exceed 3,000,000 as to each type of award. To the extent shares cease to be issuable under an award made under the plan, they will be available under the plan for the grant of additional awards unless such shares cease to be subject to an award because of the exercise of the award, the vesting of a restricted stock award or similar award or withholding of shares for payment of taxes or exercise price. Shares issued under the plan may be authorized and unissued Common Stock, Common Stock held in or acquired for our treasury or, if applicable, shares acquired in the open market, and such shares issued under the plan will be fully paid and nonassessable. No fractional shares will be issued under the plan. Payment for any fractional shares shall be made in cash.

Persons Eligible to Participate

Except with respect to awards of incentive stock options, all employees, consultants and non-employee directors of Allis-Chalmers Energy Inc. and its affiliates are eligible to participate in the plan. Incentive stock options may be awarded only to employees. In selecting employees, consultants and non-employee directors to receive awards, and determining the type and size of the award, the Compensation Committee of the board of directors may consider any factors that it deems relevant. As of September 1, 2009, there were approximately 3,121 employees, 5 consultants and 8 non-employee directors who were eligible to participate in the plan.

Administration

The plan is administered by the Compensation Committee, which consists of two or more directors appointed by the Board of Directors. No person is eligible to serve on the Compensation Committee unless such person is a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as then in effect (the “Exchange Act”), and also an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”), and the rules and regulations thereunder. Subject to the provisions of the plan, the Compensation Committee has the authority to (i) interpret the plan and all awards under the plan, (ii) make rules as it deems necessary for the proper administration of the plan, (iii) make all other determinations necessary or advisable for the administration of the plan and (iv) correct any defect, supply any omission or reconcile any inconsistency in the plan or in any award under the plan in the manner and to the extent that it deems desirable to effectuate the plan. Any action taken or determination made by the Compensation Committee pursuant to the plan is binding on all parties. No member of the Board of Directors or the Compensation Committee will be liable for any action or determination made in good faith with respect to the plan or an award granted thereunder.

Types of Awards

The plan provides for the grant of any or all of the following types of awards: (i) stock options, including incentive stock options and non-qualified stock options; (ii) bonus stock; (iii) restricted stock awards; (iv) performance awards; and (v) other stock-based awards. All awards are evidenced by a written agreement and the terms, conditions and/or restrictions contained in an award may differ from the terms, conditions and/or restrictions contained in any other award. We do not receive any compensation for the granting of awards under the plan, except any such amount necessary to satisfy all federal, state and other governmental tax withholding requirements related to an award. Each type of award, including any required payments upon exercise of awards, is discussed in more detail below.

Stock Options.  The Compensation Committee has the authority to grant options, in such form as the Compensation Committee may from time to time approve, subject to the terms of the plan. The Compensation Committee also has the authority to determine whether options granted to employees will be incentive stock options or non-qualified options.

To exercise an option granted under the plan, the person entitled to exercise the option must deliver to us payment in full of the exercise price for the shares being purchased, together with any required withholding tax. The payment must be (i) in cash or check; (ii) with the consent of the Compensation Committee, in shares of Common Stock already owned by the person for more than six months; or (iii) with the consent of the Compensation Committee, by sale through a broker. The fair market value (the “Fair Market Value”) of each share of Common Stock delivered will be deemed to be equal to the closing sales price (or, if applicable, the highest reported bid price) on the principal exchange or over-the-counter market on which such shares are trading on the date of the determination, or if no trade of the Common Stock has been reported for such date, on the most recent trade prior to the determination date.

Except as described below, no option may be exercised later than the date which is ten years after the date of grant. The exercise price at which shares of Common Stock may be purchased upon the exercise of an option shall not be less than the Fair Market Value of a share of Common Stock on the date of grant. In the case of incentive stock options granted to employees owning more than ten percent (10%) of the total combined voting power of Allis-Chalmers Energy Inc. and its affiliates, then the exercise price at which shares of Common Stock may be purchased upon the exercise of such incentive option shall be not less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date of grant and such incentive option may not be exercised later than five years after the date of grant. No incentive stock option will be exercisable more than three months after the holder thereof ceases to be an employee for any reason other than death or disability, or more than one year after the holder thereof ceases to be an employee due to death or disability. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of shares of Common Stock for which one or more incentive stock options granted to any employee under the plan (or any other option plan of ours or our affiliates) may for the first time become exercisable during any one calendar year cannot exceed $100,000.

The exercise price for and the number of shares of Common Stock subject to existing options is subject to appropriate adjustments in the event that the outstanding shares of our Common Stock are changed into or exchanged for a different number or kind of shares or other securities by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like. The plan also permits the Compensation Committee to reprice options, but only with stockholder approval. The Compensation Committee provides, in the option grant, the time or times at which the options will be exercisable.

Bonus Stock.  The Compensation Committee has the authority to grant shares of bonus stock to employees, consultants and non-employee directors of Allis-Chalmers Energy Inc. or its affiliates for the performance of services by such individuals without additional consideration except as may be required by the Compensation Committee.

Restricted Stock Awards.  The plan authorizes the Compensation Committee to grant awards in the form of restricted shares of Common Stock. These awards are subject to such restrictions as the Compensation Committee may impose including forfeiture, transfer and repurchase restrictions, and in no event will the term of any such award exceed ten years. Prior to the lapse of such restrictions, the holder of shares of restricted stock will not be permitted to transfer such shares. We have the right to repurchase restricted shares for the amount of cash paid for such shares, if any, if the participant terminates employment with or services to us prior to the lapse of such restrictions or the restricted stock is forfeited by the participant in accordance with the award thereof. A person to whom a restricted stock award is made has all the rights of our stockholders with respect to such shares including the rights to vote and receive dividends or other distributions; however, the Compensation Committee may restrict the participant’s right to dividends until the restrictions on the restricted stock lapse.

Performance Awards.  The plan authorizes the Compensation Committee to grant shares of Common Stock, cash or a combination thereof to participants upon the attainment of certain performance goals measured over a period of not less than six months nor more than ten years. After the end of each performance period, the Compensation Committee will determine the amount, if any, of performance awards payable to each participant based upon the achievement of the established performance criteria. In the case of any award granted to our chief executive officer or any of our four highest paid officers (other than the chief executive officer), the performance goals will be objective and meet the requirements of Section 162(m) of the Code, and the regulations thereunder, including the requirement that achievement of performance goals be substantially uncertain at the time of grant. It is our intent that performance awards granted to covered employees will constitute performance-based compensation within the meaning of Section 162(m) of the Code and the regulations thereunder.

The performance goals may differ among awards or participants; however, the Compensation Committee may not exercise discretion to increase any amount payable under a performance award intended to comply with Section 162(m) of the Code. In establishing performance goals, the Compensation Committee may use one or more of the following business criteria on a consolidated basis or for our specified subsidiaries, departments or divisions or business or units: (i) earnings per share; (ii) increase in price per share; (iii) increase in revenues; (iv) increase in cash flow; (v) return on net assets; (vi) return on assets; (vii) return on investment; (viii) return on equity; (ix) economic value added; (x) gross margin; (xi) net income; (xii) pretax earnings; (xiii) pretax earnings before interest, depreciation and amortization; (xiv) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (xv) operating income; (xvi) total stockholder return; (xvii) debt reduction; and (xviii) any of the above goals determined on the absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Compensation Committee including, but not limited to, a market index or a group of comparable companies.

The Compensation Committee determines the circumstances in which performance awards will be paid or forfeited in the event of termination of a participant prior to the end of a performance period or settlement of a performance award.

Other Stock-Based Awards.  The plan also permits other stock-based awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to our Common Stock (including units or securities convertible into shares of our Common Stock) or cash. The terms and conditions of any such awards will be determined by the Compensation Committee.

Transferability

Except as otherwise provided in the plan, no award and no right under the plan, other than bonus stock or restricted stock as to which restrictions have lapsed, is (i) assignable, saleable or transferable by a participant except by will or by the laws of descent and distribution or, except for incentive stock options, pursuant to a qualified domestic relations order, or (ii) permitted to be encumbured or pledged. Any attempted transfer in violation of the plan will be void and ineffective for all purposes. The Compensation Committee may, however, establish rules and procedures to allow the transfer of specific non-qualified stock options for estate planning purposes to one or more immediate family members or related family trusts or partnerships or similar entities.

Change in Control

Unless otherwise provided in the award, in the event of a change in control described in clauses (b), (c) or (d) of the definition of change in control under Section 2 of the plan, (i) if Allis-Chalmers Energy Inc. does not survive as an independent corporation (excluding as a subsidiary), and (ii) any surviving corporation and its affiliates refuse to assume or continue the awards outstanding under the plan, or to substitute similar awards for those outstanding under such plan, then:

•	All options then outstanding shall become immediately vested and fully exercisable immediately prior to the change in control, notwithstanding any provision therein for exercise in installments;

•	All restrictions and conditions of all restricted stock then outstanding shall be deemed satisfied, and the restricted period or other limitations on payment in full with respect thereto shall be deemed to have expired immediately prior to the date of the change in control; and

•	All outstanding performance awards and any other stock or performance-based awards shall become fully vested, deemed earned in full immediately prior to the date of the change in control and promptly paid to the participants as of the date of the change of control, without regard to payment schedules and notwithstanding that the applicable performance cycle, retention cycle or other restrictions and conditions shall not have been completed or satisfied.

If approved by the Board of Directors prior to or within 30 days after a change in control, the Board of Directors will have the right for the 45-day period following the change in control to require all participants to transfer to us all awards previously granted to the participants in exchange for an amount equal to the cash value of the awards. The cash value of an award will equal the sum of (i) all cash to which the participant would be entitled upon settlement or exercise of any award which is not an option and (ii) in the case of an option, the excess of the market value per share over the option price, if any, multiplied by the number of shares subject to such award.

Termination, Death, Disability and Retirement

Unless otherwise provided for in an award, if the employment of an employee or service of a non-employee director is terminated for any reason other than death, disability or retirement, or if service of a consultant is terminated for any reason other than death, any nonvested award outstanding at the time of such termination will terminate, no further vesting will occur and the participant will be entitled to exercise his or her rights with respect to any portion of the award which is vested until the earlier of (i) the expiration date set forth in the award or (ii) six months after the termination date (three months after termination in the case of an incentive stock option).

Unless otherwise provided for in an award, upon the retirement of an employee or non-employee director, any nonvested portion of an outstanding award will terminate and no further vesting will occur. Any vested award will expire on the earlier of (i) the expiration date set forth in the award or (ii) 12 months after the date of retirement (three months after the date of retirement in the case of an incentive stock option).

Unless otherwise provided for in an award, (a) upon the termination due to the disability of an employee or non-employee director, (b) upon the death of a participant, (c) with respect to a participant who is either a retired former employee or non-employee director who dies during the period in which he or she can exercise any vested award (the “applicable retirement period”) or (d) with respect to a disabled former employee or non-employee director who dies during the period that expires on the earlier of the expiration date set forth in any applicable outstanding award or the first anniversary of the person’s termination due to disability (the “applicable disability period”), any nonvested portion of an outstanding award that has not already terminated will terminate and no further vesting will occur. In addition, any vested award will expire on the earlier of (i) the expiration date set forth in the award or (ii) the later of (x) the first anniversary of such termination due to death or disability or (y) the first anniversary of such person’s death during the applicable retirement period or the applicable disability period.

The Compensation Committee may provide for the continuation of any award for such period and upon such terms as it determines in the event the participant ceases to be an employee, consultant or non-employee director.

Adjustments Upon Changes in Capitalization or Reorganization

The type or number of a class of shares authorized under the plan or subject to an award, and/or the exercise or purchase price applicable to an award, will be appropriately adjusted in the event of a subdivision or consolidation of shares, payment of stock dividend or any other increase or decrease in the number of shares effected without receipt of consideration by us, or in the event of a reorganization, merger, consolidation or recapitalization. Such adjustments shall be made by the Compensation Committee, whose determination shall be final and binding.

Amendment or Termination of the Restated Incentive Plan and Amendment of Awards

Except with respect to awards then outstanding, if not sooner terminated by the Board of Directors, the plan will terminate on, and no further awards shall be made after, September 12, 2016, which is the tenth anniversary of the date the plan was initially adopted by the Board of Directors. The Board of Directors may amend, suspend or terminate the plan; provided, however, that no amendment, suspension or termination of the plan may, without the consent of the holder of an award, terminate such award or adversely affect such person’s rights in any material respect. Moreover, no amendment to the plan will be effective prior to its approval by the stockholders to extent such approval is required by applicable law or the requirements of any securities exchange on which our stock may be listed. The Board of Directors may, however, amend the plan as necessary to permit awards to meet the requirements of the Code or other applicable laws.

Subject to the restrictions set forth in the plan, the Compensation Committee may amend any outstanding award and may waive or accelerate any requirement or condition that is not mandatory under the plan. However, the Compensation Committee may not waive or accelerate any term or condition of an award that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code if such discretion would cause the award not to so qualify. Similarly, the Compensation Committee may not waive any term or condition of an award if such discretion should cause the award to violate Section 409A of the Code. The Compensation Committee may not amend any outstanding award in a manner that would adversely affect in any material respect the rights of a plan participant without such participant’s consent

Federal Income Tax Consequences of the Restated Incentive Plan

In General.  The plan is not intended to be subject to any provision of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Code. The following summary is based on the applicable provisions of the Code, as currently in effect, and the income tax regulations and proposed income tax regulations issued thereunder.

Status of Options.  Options granted under the plan may be either incentive stock options or non-qualified stock options. Under certain circumstances, an incentive stock option may be treated as a non-qualified stock option. The tax consequences both to the option holder and to us differ depending on whether an option is an incentive stock option or a non-qualified stock option.

Nonqualified Options.  No federal income tax is imposed on the option holder upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the option holder will be treated as receiving compensation, taxable as ordinary income and subject to employment taxes in the year of exercise. The amount recognized as ordinary income and subject to employment taxes upon exercise is the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price paid for such Common Stock. At the time Common Stock received upon exercise of a non-qualified stock option is disposed of, any difference between the fair market value of the shares of Common Stock at the time of exercise and the amount realized on the disposition would be treated as capital gain or loss. The gain, if any, realized upon such a disposition will be treated as long-term or short-term capital gain, depending on the holding period of the shares of Common Stock. Any loss realized upon such a disposition will be treated as a long-term or short-term capital loss, depending on the holding period of the shares of Common Stock.

Upon an option holder’s exercise of a non-qualified stock option, and subject to the application of Section 162(m) of the Code, as discussed below, we may claim a deduction for the compensation paid at the same time and in the same amount as compensation is treated as being received by the option holder, assuming we satisfy the federal income tax reporting requirements with respect to such compensation. We are not entitled to any tax deduction in connection with a subsequent disposition by the option holder of the shares of Common Stock.

If the shares of Common Stock received upon the exercise of a non-qualified stock option are transferred to the option holder subject to certain restrictions, then the taxable income realized by the option holder, unless the option holder elects otherwise, and our tax deduction (assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured with reference to the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10% stockholders by Section 16(b) of the Exchange Act is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of a non-qualified stock option.

Incentive Stock Options.  No federal income tax is imposed on the option holder upon the grant of an incentive stock option. The option holder would recognize no taxable income upon exercise of an incentive stock option if the option holder (a) does not dispose of the shares of Common Stock acquired pursuant to the exercise of an incentive stock option within two years from the date the option was granted or within one year after the shares of Common Stock were transferred to the option holder (the “Holding Period”) and (b) is an employee of either (i) the company granting the option, (ii) the parent company or a subsidiary of such corporation or (iii) a corporation which has assumed such option of another corporation as a result of a corporate reorganization, merger or similar transaction. Such employment must continue for the entire time from the date the option was granted until three months before the date of exercise, or 12 months before the date of exercise if employment ceases due to permanent and total disability. If Common Stock received upon exercise of an incentive stock option is disposed of after completion of the Holding Period, any difference between the exercise price paid for such Common Stock and the amount realized on the disposition would be treated as a capital gain or loss. The gain, if any, realized upon such a disposition will be treated as long-term capital gain. Any loss realized upon such a disposition will be treated as a long-term capital loss. We would not be entitled to any deduction in connection with the grant or exercise of the option or the disposition of the shares of Common Stock so acquired.

If, however, an option holder disposes of shares of Common Stock acquired pursuant to exercise of an incentive stock option before the Holding Period has expired (a “Disqualifying Disposition”), the option holder would be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, subject to the application of Section 162(m) of the Code, as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as being received by the option holder. The amount treated as compensation is the lesser of (i) the excess of the fair market value of the Common Stock at the time of exercise over the exercise price or (ii) the excess of the amount realized on disposition over the exercise price. The balance of the gain, if any, realized upon such a disposition will be treated as long-term or short-term capital gain depending on the holding period. If the amount realized at the time of the disposition is less than the exercise price, the option holder will not be required to treat any amount as ordinary income, provided that the disposition is of a type that would give rise to a recognizable loss. In such event, the loss will be treated as a long-term or short-term capital loss depending upon the holding period. A disposition generally includes a sale, exchange or gift, but does not include certain other transfers, such as by reason of death or a pledge or exchange of shares described in Section 424(c) of the Code.

Alternative Minimum Tax.  Although the exercise of an incentive stock option does not result in current taxable income, there are implications with regard to the Alternative Minimum Tax (“AMT”). The excess of the fair market value of shares of Common Stock acquired upon exercise of an incentive stock option over the exercise price paid for such shares of Common Stock is an adjustment to AMT income for the option holder’s taxable year in which such exercise occurs (unless the shares of Common Stock are disposed of in the same taxable year and the amount realized is less than the fair market value of the shares on the date of exercise, in which event the amount included in AMT income will not exceed the amount realized on the disposition over the adjusted basis of the shares).

Payment of Option Price in Shares.  In the case of a non-qualified option, if the option price is paid by the delivery of shares of Common Stock previously acquired by the option holder having a fair market value equal to the option price (“Previously Acquired Shares”), no gain or loss would be recognized on the exchange of the Previously Acquired Shares for a like number of shares of Common Stock. The option holder’s basis and holding period in the number of shares of Common Stock received (to the extent equal to the number of Previously Acquired Shares used) would be the same as his or her basis and holding period in the Previously Acquired Shares used. The option holder would treat the fair market value of the number of shares of Common Stock received in excess of the number of Previously Acquired Shares used as ordinary compensation income. The option holder’s basis in such excess shares of Common Stock would be equal to their fair market value at the time of exercise. The option holder’s holding period in such excess shares of Common Stock begins on the date the option holder acquires those shares of Common Stock.

In the case of an incentive stock option, the federal income tax consequences to the option holder of the payment of the option price with Previously Acquired Shares depends on the nature of the Previously Acquired Shares. If the Previously Acquired Shares were acquired through the exercise of a qualified stock option, an incentive stock option or an option granted under an employee stock purchase plan (“Statutory Option”) and if such Previously Acquired Shares are being transferred prior to expiration of the applicable Holding Period, the transfer would be treated as a Disqualifying Disposition of the Previously Acquired Shares. If the Previously Acquired Shares were acquired other than pursuant to the exercise of a Statutory Option, or were acquired pursuant to the exercise of a Statutory Option but have been held for the applicable Holding Period, no gain or loss should be recognized on the exchange of the Previously Acquired Shares. In either case, (i) the option holder’s basis and holding period in the number of shares of Common Stock received (to the extent equal to the number of Previously Acquired Shares used) would be the same as his or her basis and holding period in the Previously Acquired Shares used, increased by any income recognized to the option holder upon the Disqualifying Disposition of the Previously Acquired Shares; (ii) the option holder’s basis in the number of shares of Common Stock received in excess of the number of Previously Acquired Shares used would be zero; (iii) the option holder’s holding period in such excess shares of Common Stock begins on the date the option holder acquires those shares of Common Stock; and (iv) the other incentive stock option rules would apply. Upon a subsequent Disqualifying Disposition of the shares of Common Stock so received, the shares with the lowest basis would be treated as disposed of first.

Bonus Stock.  In general, a person will treat the fair market value of bonus stock awards on the date such amount is received as compensation, taxable as ordinary income and subject to employment taxes. Subject to the application of Section 162(m) of the Code, as discussed below, we will be entitled to a deduction for the corresponding amount assuming any federal income tax reporting requirements are satisfied.

Restricted Stock.  A participant who has been granted an award of restricted stock will not realize taxable income at the time of the award, and we will not be entitled to a tax deduction at the time of the award, unless the participant makes an election to be taxed at the time of the award. When the restrictions lapse without an election by the participant to be taxed at the time of the award, the participant will receive taxable income in an amount equal to the excess of the market value of the shares at such time over the amount, if any, paid for such shares. We will be entitled to a corresponding tax deduction assuming any federal income tax reporting requirements are satisfied. A grantee of a restricted stock may elect to recognize ordinary income at the time the stock is received by making an election, under Section 83(b) of the Code, with the Internal Revenue Service within 30 days of the transfer of such shares. If such election is filed, the grantee will not recognize income when the restrictions lapse, and any subsequent disposition of the shares will result in a capital gain or loss. If, upon a taxable disposition of the shares of Common Stock, the grantee receives proceeds more or less than his or her basis in the shares of Common Stock, any gain will be long-term or short-term capital gain, and any loss will be long-term or short-term capital loss, depending on the holding period of the shares of Common Stock, measured from the date that the shares of Common Stock were received, if receipt was a taxable event to such participant or from the date the restrictions on the shares lapsed if such lapse was a taxable event to the participant.

Performance Awards.  In general, a participant who receives a performance award will not be taxed on receipt of the award, but instead the fair market value of the Common Stock or the cash received will be taxable as ordinary compensation income with respect to a performance award, on the date that the shares of Common Stock cease to be subject to forfeiture. Subject to the application of Section 162(m) of the Code, as discussed below, we will be entitled to a deduction for a corresponding amount.

Other Stock-based Awards.  The tax consequences of other stock-based awards will depend upon the nature and terms of the awards.

Withholding for Taxes

No Common Stock shall be issued under the plan until arrangements satisfactory to us have been made for the payment of any tax amounts that may be required to be withheld or paid by us with respect thereto. At the discretion of the Compensation Committee, such arrangements may include allowing the participant to tender to us shares of Common Stock already owned by the participant or to request us to withhold shares of Common Stock being acquired pursuant to the award which have an aggregate fair market value equal to the amount of any tax required to be withheld with respect to such award.

Additional Tax Consequences

Section 162(m) of the Code places a $1 million cap on the deductible compensation that may be paid to certain executives of publicly-traded corporations. Amounts that qualify as “performance based” compensation under Section 162(m)(4)I of the Code are exempt from the cap and do not count toward the $1 million limit. Generally, options granted with an exercise price at least equal to the fair market value of the stock on the date of grant will qualify as performance-based compensation. Other awards may or may not so qualify, depending on their terms.

In addition, some awards may be covered by Section 409A of the Code. In such event, we normally would expect to design and administer any such award in a manner that ordinarily should avoid adverse federal income tax consequences under Section 409A of the Code to any affected participant.

Notwithstanding the foregoing, the plan expressly provides that there is no commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person who participates or is eligible to participate in the plan.

PROPOSAL 4: RATIFICATION OF UHY LLP AS INDEPENDENT AUDITORS

The Audit Committee has selected UHY LLP as our independent auditors for the fiscal year ended December 31, 2009 and is requesting ratification of such appointment by the stockholders. UHY LLP has acted as our independent public accountants and audited our financial statements since 2006.

The Audit Committee chose UHY LLP to act as our independent public accountants because the Audit Committee believes that UHY LLP has significant resources and significant expertise in the oil and gas service industry. Representatives of UHY LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions. UHY LLP has represented to us that it is independent with respect to the Company within the meaning of the published rules and regulations of the SEC.

Voting.  The ratification of the appointment of UHY LLP as independent accountants will require the affirmative vote of the holders of at least a majority of the stock present or represented by proxy at the annual meeting and entitled to vote thereon. The Preferred Stock is entitled to vote on this proposal on an as converted basis (subject to the limitation set forth elsewhere in this proxy statement) with the Common Stock as a single class. Abstentions are considered to be votes cast and will have the same effect as a vote against this proposal, but because broker non-votes are not considered to be votes cast, broker non-votes will not have an effect on approval of this proposal.

Recommendation; Proxies.  The Board of Directors unanimously recommends that you vote FOR the ratification of UHY LLP as our independent auditors. The persons named in the proxy card will vote all shares over which they have discretionary authority FOR the ratification of UHY LLP as independent auditors.

Principal Accountant Fees and Services

The following table shows the aggregate fees for professional services rendered by UHY LLP during the years ended December 31, 2008 and 2007.

	Fiscal Year
Fee Category	2008	2007

Audit Fees(1)	$1,038,459	$1,111,415
Audit Related Fees(2)	189,621	88,435
Tax Fees	—	—
All Other Fees	—	—

	$1,228,080	$1,199,850

(1)	Includes fees and out-of-pocket charges paid for audit of our annual financial statements and reviews of the related quarterly financial statements.

(2)	Includes fees paid for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include accounting and reporting consultations.

Pre-Approval Policies and Procedures

We have adopted a policy that the Audit Committee must approve in advance all audit and non-audit services provided by our independent accountants. All of the audit and audit-related services, and the fees therefor, provided by UHY LLP in 2008 and 2007 were pre-approved by the Audit Committee.

Principal Accountant and Auditing Staff

The firm of UHY LLP acts as our principal independent registered public accounting firm. Through March 15, 2007, UHY LLP had a continuing relationship with UHY Advisors, Inc. (“Advisors”) from which it leased auditing staff who were full time, permanent employees of Advisors and through which UHY LLP’s partners provide non-audit services. UHY LLP has only a few full time employees. Therefore, few, if any, of the audit services performed were provided by permanent full-time employees of UHY LLP. UHY LLP manages and supervises the audit services and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

Report of the Audit Committee of the Board of Directors

The Audit Committee is responsible for overseeing our financial reporting process, reviewing the financial information that will be provided to stockholders and others, monitoring internal accounting controls, selecting our independent auditors and providing to our Board of Directors such additional information and materials as we may deem necessary to make our Board of Directors aware of significant financial matters. We operate under a written Audit Committee charter.

We have reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2008 with management and UHY LLP, our independent auditor for the fiscal year ended December 31, 2008. In addition, we have discussed with UHY LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committee). We also have received the written disclosures and the letter from UHY LLP, as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we have discussed the independence of UHY LLP with that firm.

We, the members of the Audit Committee, are not professionally engaged in the practice of auditing or accounting nor are we experts in the fields of accounting or auditing, including determination of auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors. Accordingly, our oversight does not provide an independent basis to determine whether management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, or that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America.

Based upon the discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008.

Audit Committee of the Board of Directors

Victor F. Germack, Chairman
James M. Hennessy
Robert E. Nederlander

EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of each of our executive officers, all of whom serve at the request of our Board of Directors and are subject to annual appointment by the Board of Directors:

Name	Age	Position

Munawar H. Hidayatallah	65	Chairman and Chief Executive Officer
Victor M. Perez	56	Chief Financial Officer
Terrence P. Keane	57	Senior Vice President — Oilfield Services
Mark C. Patterson	51	Senior Vice President — Rental Services
Theodore F. Pound III	55	General Counsel and Secretary
Bruce Sauers	45	Vice President and Corporate Controller
Martin Zoldi	65	President of DLS Argentina Limited

Munawar H. Hidayatallah has served as our Chairman of the Board and Chief Executive Officer since May 2001, and was President from May 2001 through February 2003. Mr. Hidayatallah was Chief Executive Officer of OilQuip Rentals, Inc. from its formation in February 2000 until it merged with us in May 2001. From December 1994 until August 1999, Mr. Hidayatallah was the Chief Financial Officer and a director of IRI International, Inc., which was acquired by National Oilwell, Inc. in early 2000. IRI International, Inc. manufactured, sold and rented oilfield equipment to the oilfield and natural gas exploration and production sectors. From August 1999 until February 2001, Mr. Hidayatallah worked as a consultant to IRI International, Inc. and Riddell Sports Inc.

Victor M. Perez became our Chief Financial Officer in August 2004. From July 2003 to July 2004, Mr. Perez was a private consultant engaged in corporate and international finance advisory. From February 1995 to June 2003, Mr. Perez was Vice President and Chief Financial Officer of Trico Marine Services, Inc., a marine transportation company serving the offshore energy industry. Trico Marine Services, Inc. filed a petition under the federal bankruptcy laws in December 2004. Mr. Perez was Vice President of Corporate Finance with Offshore Pipelines, Inc., an oilfield marine construction company, from October 1990 to January 1995, when that company merged with a subsidiary of McDermott International. Mr. Perez also has 15 years of experience in international energy banking.

Terrence P. Keane became Senior Vice President — Oilfield Services in January 2008. Prior to his promotion, Mr. Keane served as President and Chief Executive Officer of AirComp LLC since its formation on July 1, 2003. In addition, Mr. Keane served as a consultant to M-I in the area of compressed air drilling from July 2002 until June 2003. From March 1999 until June 2002, Mr. Keane served as Vice President and General Manager — Exploration, Production and Processing Services for Gas Technology Institute where Mr. Keane was responsible for all sales, marketing, operations and research and development in the exploration, production and processing business unit. For 15 years prior to joining the Gas Technology Institute, Mr. Keane held various positions with Smith International, Inc., Houston, Texas, most recently in the position of Vice President Worldwide Operations and Sales for Smith Tool.

Mark C. Patterson is Senior Vice President — Rental Services and President of Allis-Chalmers Rental Services LLC. Prior to such time Mr. Patterson served as Executive Vice President of Sales and Business Development for Allis-Chalmers Rental Services LLC, organizing, managing and coordinating the sales effort for the company. Mr. Patterson also previously worked with Oil & Gas Rental Services, Inc. since August 1989 and has over 18 years experience in the rental service business and over 27 years experience in the oil and gas service sector of the oil and gas industry. While with Oil & Gas Rental Services, Inc., Mr. Patterson served as Vice President of Sales in Houston, managing the Houston sales and marketing effort until Dec. 18, 2006.

Theodore F. Pound III has served as our General Counsel since October 2004 and was elected Secretary in January 2005. For ten years prior to joining us, he practiced law with the law firm of Wilson, Cribbs & Goren, P.C., Houston, Texas. Mr. Pound has practiced law for more than 27 years. Mr. Pound has represented us and managed each of our acquisitions beginning in 2001.

Bruce Sauers has served as our Vice President and Corporate Controller since July 2005. From January 2005 until July 2005, Mr. Sauers was Controller of Blast Energy Inc., an oilfield services company. From June 2004 until January 2005, Mr. Sauers worked as a financial consultant. From July 2003 until June 2004, Mr. Sauers served as controller for HMT, Inc., an above ground storage tank company. From February 2003 until July 2003, Mr. Sauers served as assistant controller at Todco, an offshore drilling contractor. Mr. Sauers has served in a financial management role for approximately 20 years.

Martin Zoldi has served as President and Chief Executive Officer of DLS Argentina Limited, an oilfield drilling and services company operating mainly in Argentina and Bolivia, since February 2007. Mr. Zoldi previously served as chief engineer of DLS Argentina Limited and later as Vice President and COO in several areas, including Turkmenistan, Azerbajyan and Latin America. Mr. Zoldi is also President of Tanus, a chemical specialties manufacturing company based in Argentina, which is owned by DLS Argentina Limited. Mr. Zoldi has a mechanical engineering degree from Argentine State University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following section is intended to help our stockholders understand our executive compensation philosophy, objectives and policies and it is also intended to provide context for the compensation information (set forth in detail in the compensation tables and narrative discussion below) for the following persons, who are our “named executive officers” as defined by the SEC, for the fiscal year ended December 31, 2008:

•	Munawar H. Hidayatallah — Chairman and Chief Executive Officer

•	Victor M. Perez — Chief Financial Officer

•	David K. Bryan — President and CEO of Allis-Chalmers Directional Drilling Services LLC

•	Terrence P. Keane — Senior Vice President — Oilfield Services

•	Mark C. Patterson — Senior Vice President — Rental Services

Executive Compensation Philosophy

It is critical to our long-term success and growth that our business is managed by highly capable leaders with the experience and dedication to oversee a growing and changing organization. To achieve this objective, our compensation philosophy is to recruit, retain and motivate talented and effective employees. We focus on traditional compensation principles that are geared to both our short-term and long-term performance. We adhere to the following compensation principles which influence the design and administration of our executive compensation program:

•	Compensation decisions should reflect our strategy — We have experienced rapid growth in recent years. As we have grown, we have made compensation decisions that reflect our size and growth.

•	Total compensation should reflect performance — Our compensation program provides incentives that reward executives for achieving short-term as well as long-term financial and operational goals. Our total compensation program is managed so that a significant amount of executive compensation is considered at risk, and conditioned on performance.

•	Compensation levels must be competitive — Demand for qualified executive talent in our industry is high, while the supply for this talent is limited. The level of base salaries, short-term incentive opportunities, and long-term incentive opportunities established for our named executive officers are intended to provide a total target compensation opportunity in the range of the market median for executives in comparable positions and markets in which we compete for talent.

•	Executive interests should be aligned with those of our stockholders — The value of our executive compensation programs should generally vary as our stockholders interests increase or decrease in value. Through the use of performance related annual incentives, stock option grants, and restricted stock grants, we attempt to align the long-term interests of our executives with those of our stockholders by linking a portion of executive compensation to our long-term financial performance.

•	Compensation programs should motivate executives to stay with us over the long-term — In addition to providing compensation that is competitive with the market, we attempt to provide incentive for our executives to stay with the company. We use time vested option and restricted stock awards in our compensation program, providing retention incentives for our executives to stay with us.

Compensation Program Objectives

The following chart shows each element of our compensation program, the form in which the element is delivered to the executive, its objective, and any performance metric tied to each element.

Element	Form of Compensation	Objectives

Base Pay	Fixed Cash	Recognize role, responsibilities and experience consistent with market for comparable positions
Annual Bonus	Variable Cash	Reward operating results and to provide a strong motivational tool to achieve earnings guidance and other related pre-established objectives
Long-Term Incentive	Stock Options and Restricted Stock Awards — Outcomes at vesting are variable as well as grant levels	Create strong financial incentive for achieving long-term performance and encourage a significant equity stake in our company
Health, Life, Retirement Savings and Other Benefits	Eligibility to participate in benefit plans generally available to our employees, including retirement, health, life insurance and disability plans	Plans are part of the broad-based benefits program offered to our employees
Executive Benefits and Perquisites	Auto allowance for our named executive officers and furnished apartment in Houston for our CEO	Provide competitive benefits to round out a complete compensation package

Additional discussion of each element of our compensation is provided below along with specific 2008 decisions made by the Compensation Committee regarding each element.

Pay for Performance Strategy

Each element of our compensation program described above, in both their fixed and variable nature, are intended to make up our total pay for performance strategy.

•	The fixed elements are intended to provide the foundation of compensation paid to our executives. Such elements recognize the individual’s role in the company and are reflective of experience level.

•	The variable compensation elements of the annual bonus focus on our earnings per share or earnings before interest, tax, depreciation and amortization (EBITDA) as well as the executive’s individual responsibilities and performance outcomes.

•	Long-term compensation creates a direct link between the executive’s potential for capital accumulation and stockholder return.

Role of Compensation Committee

Executive officer compensation is administered by the Compensation Committee of our Board of Directors, which is composed of three non-employee directors who satisfy the independence requirements of the New York Stock Exchange. Our board of directors appoints the members of the Compensation Committee, and delegates to the Compensation Committee the responsibility for, among other matters:

•	evaluating and approving our overall compensation programs;

•	annually reviewing the performance of and setting the compensation (i.e., salary, incentive awards, and all other elements) for our chief executive officer;

•	annually reviewing the performance of and recommending the compensation for the other executive officers; and

•	reviewing and approving annual goals and mechanics along with administering our annual incentive and equity compensation plans and programs.

Compensation Governance

Each year the compensation paid to our chief executive officer is reviewed and recommended by the Compensation Committee and approved by the board of directors. The compensation awarded to our other named executive officers is proposed by the CEO, reviewed by the Compensation Committee and then recommended to the board of directors for final approval.

Our Board of Directors approves the compensation plans which govern our various direct compensation programs and elements. The table below outlines the governance of those programs.

Reviewed and
	Compensation		Recommended
	Element	Plan/Governance	By:	Approved By:

CEO	Base Salary Annual Bonus Long-Term Incentives	Employment Agreement Employment Agreement 2003 Incentive Stock Plan 2006 Incentive Plan	Compensation Committee	Board of Directors

Named Executive Officers	Base Salary Annual Bonus Long-Term Incentives	Employment Agreements Employment Agreements 2003 Incentive Stock Plan 2006 Incentive Plan	CEO & Compensation Committee	Board of Directors

Role of Compensation Consultants

Pursuant to its charter, the Compensation Committee is authorized to retain any compensation consultants or other advisors as it deems appropriate to assist in compensation matters. The Compensation Committee has the sole authority to hire and fire our compensation consultant. Since 2007, the Compensation Committee periodically engaged Cogent Compensation Partners, Inc., or Cogent, to serve as an independent compensation consultant to the Compensation Committee on executive compensation matters. Cogent performed work at the direction and under the supervision of the Compensation Committee throughout 2008. Beginning 2009, the Compensation Committee has engaged Pearl Meyer & Partners to serve as its independent advisor going forward. Pearl Meyer was retained to provide advice, research and analytical services on a variety of compensation related subjects.

Role of Our Executive Officers in Establishing Compensation

Mr. Hidayatallah, our chief executive officer, is actively involved in the compensation process and works closely with the Compensation Committee providing his assessment and recommendations on the competitiveness of our programs, any performance issues and challenges, and makes recommendations for consideration pertaining to the management team, which includes their individual compensation levels. The Committee takes these recommendations into consideration and either approves them or works with the chief executive officer to develop suitable solutions. In developing compensation recommendations, Mr. Hidayatallah has relied on his many years of experience serving as an executive officer in the oilfield service industry as well as publicly available information for comparable compensation guidance. No other executive officer assumes an active role in the evaluation, design or administration of our executive officer compensation programs. Mr. Hidayatallah participates in Committee meetings relating to the compensation of our other executive officers. Mr. Hidayatallah does not attend Compensation Committee meetings that pertain to himself. The Committee also meets in executive session, independently of the chief executive officer and other members of senior management to review not only the CEO’s compensation but those of all named executive officers and other key employees.

Benchmarking

The Compensation Committee analyzes the compensation practices of a group of our peer companies, consisting of other publicly-traded energy services companies within a range of market cap and revenue size.

Additionally, the Compensation Committee considers the best practices in compensation policies from other companies and does not structure our compensation on market data alone. The Committee, historically, has used peer group information and other market data only as a general guideline for its deliberations.

Our current peer group of companies was established in 2006. The Compensation Committee did not conduct a formal review of the compensation practices or levels of our peer group in 2008. However, the Committee plans to use this type of benchmarking in the future as needed to complement its own analysis, and not as an independent source for making compensation related decisions.

Composition of the peer group is based upon a combination of the following factors: (1) companies that are competitors; (2) companies that compete for our specialized talent; (3) companies that may experience similar market cycles; (4) companies that may be tracked similarly by analysts; and (5) companies that have generally comparable market cap and/or revenue. These factors as well as the individual peer group companies are periodically reviewed and may change over time as needed. Our current peer group consists of the following companies:

•	Core Laboratories

•	Gulfmark Offshore Inc.

•	NATCO Group Inc.

•	Newpark Resources

•	Oil States Intl. Inc.

•	RPC Inc.

•	Superior Energy Services Inc.

•	Superior Well Services Inc.

•	Tesco Corp.

•	Tetra Technologies Inc.

Components of Executive Compensation

Our executive compensation program consists of the following components: base salary, annual bonus, long-term incentives, perquisites and benefits.

Base Salary

Competitive base salaries are designed to attract and retain employees by providing them with a stable source of income. In addition, base salaries for our executive officers are designed to compensate the executive for the experience, education, personal qualities and other qualifications of that individual that are essential for the specific role of such executive, while remaining competitive with the market. This market consists of both the oilfield services industry and other service-based industries. We have historically set pay at levels that reflect the qualifications of the individuals and their competing opportunities in the market. Our annual incentive compensation is expressed as a percentage of base salaries.

Base salaries are generally reviewed on an annual basis. In addition to benchmarking, as noted above, the Compensation Committee and our chief executive officer consider various factors when recommending base salaries, including:

•	the executive’s individual performance;

•	the performance of the executive’s business unit within Allis-Chalmers;

•	company-wide performance;

•	the executive’s experience and expertise;

•	the executive’s position and job responsibility;

•	the executive’s years of service with us; and

•	the competitive pay levels for similar positions.

No specific weight is assigned to any of these factors and our chief executive officer exercises subjective judgment when making salary recommendations with respect to our executive officers. The only increases in base salary to our named executive officers in 2008 were to Terry Keane and Mark Patterson. Both were promoted to Senior Vice President of their respective divisions and received salary increases in connection with such promotions. The Compensation Committee agreed to gradually increase Mr. Keane’s salary from $225,000 to $300,000 by increasing his base salary by $50,000 in February 2008 with another $25,000 increase effective January 2009. The Compensation Committee also agreed to gradually increase Mr. Patterson’s salary from $190,000 to $250,000 by increasing his salary by $35,000 in January 2008 with another $25,000 increase in May 2008. None of our other named executive officers received salary increases in 2008. Each other named executive officer received salary increases in connection with their new employment agreements entered into in 2007.

Annual Incentive Compensation

A significant portion of each executive’s total compensation is variable and dependent upon the achievement of one or more goals. Annual incentive compensation primarily consists of cash bonuses. When determining these bonuses, we rely on performance criteria such as the achievement of certain earnings per share or earnings before interest, taxes, depreciation and amortization, or EBITDA, the successful completion of specific job responsibilities or the achievement of other items integral to our success. For 2008, the primary performance criteria used for our corporate executives was meeting specified earnings guidance and successfully completing individual goals pertaining to specified job responsibilities. For our chief financial officer, these goals included managing our financial reporting function, maintaining Sarbanes-Oxley compliance, obtaining financing for acquisitions and receiving an unqualified audit opinion. For our division heads, their performance goals are generally tied to the achievement of established EBITDA goals for each such division. Our chief executive officer, in conjunction with the Compensation Committee, evaluates performance in light of the specified performance criteria for each executive and recommends to the Committee the amount of the annual incentive payment to be awarded. An annual cash bonus may be more than, less than or equal to the target cash bonus amount set for each executive.

Due to the operating challenges in the energy services industry presented by the current condition of the economy, each of our executives have signed a letter of agreement to waive any right to any bonuses set forth in their respective employment agreements for the 2009 calendar year.

Annual Incentive Bonus Payouts for 2008

As detailed in the table below, two of our named executive officers received an annual incentive bonus for 2008. David Bryan received 100% of his annual incentive bonus, which was based on Allis-Chalmers Directional Drilling Services LLC (formerly Strata Directional Technology LLC) meeting financial goals of EBITDA of at least $29,037,462 for the year. Terry Keane received 50% of his annual incentive bonus. Half of his target bonus was based on AirComp LLC meeting financial goals of EBITDA of at least $9,179,890 for the first half of 2008 and he met this target. The other half of Mr. Keane’s bonus was based on the Oilfield Services segment meeting financial goals of EBITDA of at least $43,627,024 for the last half of 2008, which was not met.

The following table shows the annual incentive bonus target and the actual amount of the annual incentive bonus paid for each named executive officer for 2008.

	Target	2008 Target	Actual 2008
	Payout % of	Bonus	Target
Name	Base	Award	Bonus Paid

Munawar H. Hidayatallah	100%	$500,000	—
Victor M. Perez	50%	$143,000	—
David K. Bryan	100%	$250,000	$250,000
Terrence P. Keane	100%	$275,000	$137,500
Mark C. Patterson	100%	$250,000	—

Discretionary Bonus Payouts for 2008

In the third quarter of 2008, the Compensation Committee approved discretionary bonuses to each of Messrs. Hidayatallah and Perez equal to 50% of their target bonus for meeting certain performance goals as well as meeting their earnings per share target through the third quarter. Mr. Hidayatallah received a bonus in the amount of $250,000 and Mr. Perez received a bonus in the amount of $71,500. The Compensation Committee did not award the remainder of their respective bonuses because their earnings per share target was not met for fiscal year 2008. Specifically, Messrs. Hidayatallah and Perez did not meet their financial goal of earnings per share of at least $1.35 per share for 2008. In addition, the Compensation Committee approved a discretionary bonus to Mr. Patterson equal to 100% of his target bonus, or $250,000, although Mr. Patterson did not meet his performance criteria, which was the Rental Services segment meeting financial goals of EBITDA of at least $61,270,000 for the year. The Committee decided to award Mr. Patterson a discretionary bonus equal to the full amount of his target bonus because the Committee determined that Mr. Patterson substantially met his target financial goal and took into consideration factors that were outside his control, including challenges imposed by the transition to his new position in connection with his promotion to Senior Vice President of Rental Services in January 2008. The Compensation Committee also approved a discretionary bonus of $60,000 to Mr. Patterson in 2008. This discretionary bonus was intended to act as an inducement for Mr. Patterson to accept his new position, with increased responsibility, within the Company.

In December 2008, on the recommendation of the Compensation Committee, our Board of Directors approved a discretionary cash bonus of $1,430,000 to our chief executive officer, Mr. Hidayatallah. The intent behind awarding this discretionary bonus was to (a) promote the retention of Mr. Hidayatallah, (b) facilitate leadership and management continuity, and (c) better focus Mr. Hidayatallah on Allis-Chalmers’ long term strategic success. The Compensation Committee had previously granted Mr. Hidayatallah a performance award in the amount of 685,000 shares of restricted shares in connection with his employment agreement entered into in 2007. The shares were to vest in three annual installments upon achieving 12% growth in total stockholder return. The sudden downturn in the economy and across the energy services industry which occurred in 2008 played a significant role in making the achievability of the performance hurdles virtually impossible. Thus, the award lost its intended purpose of motivating high performance. This bonus, as previously stated, was intended to renew that objective. In connection with this bonus, Mr. Hidayatallah agreed to (x) extend the term of his employment agreement for an additional year, ending March 31, 2011, (y) forgo any additional cash bonus for 2008, and (z) forgo any salary increase in 2009. Mr. Hidayatallah’s employment agreement was also amended to require Mr. Hidayatallah to repay $1,180,000 of the bonus if Mr. Hidayatallah terminates his employment before the end of the term.

Long-Term Incentive Compensation

We award long-term incentive compensation to focus our executives on our long-term growth and stockholder return, as well as to encourage our executives to remain with us for the long-term. Prior to 2006, we primarily granted long-term incentives in the form of stock options pursuant to our Amended and Restated 2003 Stock Option Plan. We selected this form because of the favorable accounting and tax treatment and the expectation of key employees in our industry that they would receive stock options. In 2006, we reassessed our form of award and the Committee adopted the 2006 Incentive Plan, or the 2006 Plan, in order to provide us with a mix of long-term incentive vehicles to complement our stock option awards, namely restricted stock. We do not have pre-established target award amounts for long-term incentive grants. Instead, our chief executive officer recommends the number of awards to grant to each executive and the Compensation Committee considers the chief executive officer’s recommendations in making such awards.

Stock Options.  Stock options are an important aspect of our long-term compensation program. Stock options are granted with an exercise price equal to the fair market value of the option on the date of grant. However, we did not grant options to any of our named executive officers in 2008.

Restricted Stock.  Our use of restricted stock is intended to maintain consistency in management by encouraging our executives to stay with us for the long-term. Restricted stock awards provide some value to an employee during periods of stock market volatility, whereas stock options may have limited perceived value and may do little to retain and motivate employees when the current value of our stock is less than the option price. Further, restricted stock is a meaningful mechanism to align the interests of executives with those of our stockholders, without fostering an environment of undue risks.

In determining long-term incentive awards for the executives, the Compensation Committee relies on recommendations from our chief executive officer. Our chief executive officer considers several factors, including our performance, the individual performance of the executives, the retentive and motivational value of the proposed grant, and the share usage and associated accounting expense when determining restricted stock awards. In 2008, Mr. Perez was granted 50,000 shares of restricted stock and Mr. Keane was granted 90,000 shares of restricted stock. These grants are intended to further retain and motivate these executives. In addition, Mr. Patterson received a grant of 10,000 shares of restricted stock in connection with his promotion in January 2008. Each of these grants vest over three years with 20% vesting on each of the first and second anniversaries of the grant date and the remaining 60% vesting on the third anniversary of the grant date. No other named executive officer received any equity awards in 2008.

Perquisites

Our named executive officers received certain perquisites in 2008 which consisted of health benefits paid for by us, payment of life insurance premiums and a monthly car allowance. We provide these benefits to our named executive officers as part of a competitive compensation package. In addition, during 2008 we provided Mr. Hidayatallah with access to a company car and driver because we believe that this allows him to devote optimal time to our business and increases his efficiency.

In addition to the benefits named above, we reimburse Mr. Hidayatallah for maintaining an apartment in Houston, Texas in close proximity to our corporate office because Mr. Hidayatallah resides in California. We also reimburse Mr. Hidayatallah for expenses for traveling between Texas and California. Mr. Hidayatallah’s reimbursements for his travel expenses and his apartment in Houston are provided for in his employment agreement.

We did not provide tax gross-ups related to these perquisites in 2008.

Employee Benefits

We offer our named executive officers standard employee benefits to provide for them in time of disability and to allow us to remain competitive in the market in order to attract and retain key employees. Our primary benefits, which are available to all employees, include participation in our employee health, dental and vision plans, disability and life insurance plans and our 401(k) savings plan. We currently match 5% of the employees’ pre-tax contributions up to 3% of the employee’s salary (including bonus), subject to contribution limits. We also pay the cost of health insurance premiums for each of our named executive officers.

Executive Compensation Policies and Processes

Equity Award Grant Practices

We award all stock options to purchase our common stock to executive officers and all other employees at the market price of our common stock on the grant date. Employees are not allowed to select the effective date of stock option grants and neither we nor the Compensation Committee has ever back-dated any option awards. Although the Compensation Committee does not set specific dates in which it makes equity awards, the Compensation Committee does not time its approval of equity awards around the release of any material non-public information.

Policy Regarding Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally limits our ability to take a federal income tax deduction for compensation paid to our named executive officers in excess of $1 million. The stock options we grant have been structured to qualify as performance-based so they are not subject to this deduction limitation. Although the Compensation Committee will seek to utilize deductible forms of compensation to the extent practicable, it believes it is important to preserve flexibility in administering compensation programs. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m).

The restricted shares granted to our CEO in connection with his 2007 employment agreement were granted under the stockholder approved 2006 Incentive Plan and are deductible as performance-based compensation because they vest only upon the achievement of certain performance goals.

Executive Stock Ownership Guidelines

We do not, at this time, have any formal stock ownership and retention guidelines but recognizes the importance of retention of shares by executives as opposed to cashing them out routinely at maturity. The board and the Compensation Committee feel that retention of equity and attaining a significant investment position is important for true stockholder linkage. While we feel that our current long term incentive grants do provide a significant linkage to stockholder value we will continue to monitor and assess the need associated with instituting more formal guidelines.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee of the Board of Directors

Zane Tankel, Chairman
Saad Bargach
Victor F. Germack

Summary Compensation Table

The following table provides a summary of the cash and non-cash compensation for the year ended December 31, 2008, 2007 and 2006 for each of (1) the Chief Executive Officer and the Chief Financial Officer and (2) each of our three most highly compensated executive officers during 2008 other than the Chief Executive Officer or Chief Financial Officer. We refer to these executives collectively as the named executive officers.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)	($)(3)	($)(6)	($)

Munawar H. Hidayatallah	2008	500,000	1,680,000	4,608,455	868,914	—	148,354	7,805,723
Chairman & Chief	2007	475,000	100,000	2,013,444	547,115	—	139,034	3,274,593
Executive Officer	2006	400,000	—	—	845,694	400,000	88,240	1,733,934
Victor M. Perez	2008	286,000	71,500	230,233	54,924	—	63,334	705,991
Chief Financial Officer	2007	270,833	—	63,608	81,912	—	43,001	459,354
	2006	248,833	100,000	—	212,551	120,000	21,801	703,185
David K. Bryan	2008	250,000	—	605,809	—	250,000	44,084	1,149,893
President and CEO	2007	250,000	—	309,877	5,284	231,250	21,148	817,559
of Allis-Chalmers	2006	187,000	—	—	33,038	174,996	12,941	407,975
Directional Drilling Services LLC
Terrence P. Keane(4)	2008	272,385	—	518,622	—	137,500	62,269	990,776
Senior Vice President —	2007	202,404	—	287,653	38,399	156,250	40,393	725,099
Oilfield Services	2006	172,038	—	—	128,957	87,500	16,062	404,557
Mark C. Patterson(5)	2008	241,403	310,000	38,975	—	—	26,939	617,317
Senior Vice President —	2007	146,655	—	—	—	—	5,215	151,870
Rental Services LLC	2006	4,747	—	—	—	—	—	4,747

(1)	The amounts indicated represent the aggregate dollar amount of compensation expense, excluding the reduction for risk of forfeiture, related to restricted stock awards recognized in our financial statements during fiscal year 2008. The expense was determined in accordance with FAS 123(R) as disclosed in Notes 1 and 10 to our financial statements included in our annual report on Form 10-K for the year ended December 31, 2008.

(2)	The amounts indicated represent the aggregate dollar amount of compensation expense, excluding the reduction for risk of forfeiture, related to stock option awards recognized in our financial statements during fiscal year 2008 and includes amounts from awards granted prior to 2007. The expense was determined in accordance with FAS 123(R) as disclosed in Notes 1 and 10 to our financial statements included in our annual report on Form 10-K for the year ended December 31, 2008.

(3)	The amounts indicated represent annual incentive compensation paid pursuant to each executives employment agreement.

(4)	Mr. Keane was promoted to Senior Vice President — Oilfield Services in January 2008. Prior to his promotion, Mr. Keane served as President and Chief Executive Officer of AirComp LLC.

(5)	Mr. Patterson was promoted to Senior Vice President — Rental Services in January 2008. Prior to his promotion, Mr. Patterson served as Vice President of Sales and Business Development for Allis-Chalmers Rental Services LLC. Mr. Patterson joined our company in December 2006.

(6)	The following table provides a summary of the All Other Compensation column and includes all perquisites:

Summary of All Other Compensation

			401(k) plan		Allis-Chalmers	Other
		Health	Matching	Car	Provided	Personal
		Benefits	Contributions	Allowance	Car	Benefits	Total
Name	Year	($)(1)	($)	($)	($)(2)	($)(3)	($)

Munawar H. Hidayatallah	2008	72,721	4,375	—	14,543	56,715	148,354
	2007	62,788	7,500	—	12,302	56,444	139,034
	2006	27,832	3,750	—	7,023	49,635	88,240
Victor M. Perez	2008	42,647	8,687	12,000	—	—	63,334
	2007	23,513	7,488	12,000	—	—	43,001
	2006	10,723	4,578	6,500	—	—	21,801
David K. Bryan	2008	27,714	4,370	12,000	—	—	44,084
	2007	10,801	4,347	6,000	—	—	21,148
	2006	6,941	—	6,000	—	—	12,941
Terrence P. Keane	2008	42,294	7,975	12,000	—	—	62,269
	2007	22,418	5,975	12,000	—	—	40,393
	2006	5,751	2,311	8,000	—	—	16,062
Mark C. Patterson	2008	7,944	6,995	12,000	—	—	26,939
	2007	815	4,400	—	—	—	5,215
	2006	—	—	—	—	—	—

(1)	The amounts indicated represent actual health benefit premiums and expenses paid by Allis-Chalmers.

(2)	We provide a company car and driver to Mr. Hidayatallah for business reasons and for commuting to and from the office. The cost of the driver was determined by allocating a portion of the total actual employment costs of the administrative employee based on amount of driving time per employee. The cost of the company car was determined by allocating a portion of the car purchase price (total cost divided by three for the expected usage of the car in years), annual cost of insurance, maintenance and other costs based on mileage incurred for commuting and personal use by each employee.

(3)	Other personal benefits for Mr. Hidayatallah include $24,916 in Allis-Chalmers paid airline flights and $31,799 in apartment and utility costs for the corporate apartment in Houston, Texas for the fiscal year 2008.

Grant of Plan-Based Awards

The following table sets forth the grants of plan-based awards for 2008 as a dollar amount for each of the named executive officers. All equity-based awards were granted under our 2006 Incentive Plan.

									All	All
									Other	Other		Grant
									Stock	Option		Date
									Awards:	Awards:	Exercise	Fair
									Number	Number	or	Value
			Estimated Future Payouts			Estimated Future Payouts			of	of	Base	of
			Under Non-Equity Incentive			Under Equity Incentive			Shares	Securities	Price of	Stock and
			Plan Awards(1)			Plan Awards			of Stock	Underlying	Option	Option
			Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Grant Date	Approval Date	$	$	$	#	#	#	#(2)	#	$/sh	$(3)

Munawar H. Hidayatallah			—	500,000	—
Victor M. Perez			—	143,000	—
	7/1/2008	5/2/2008							25,000			436,000
	12/10/2008	12/10/2008							25,000			122,250
David K. Bryan			—	250,000	—
Terrence P. Keane			—	275,000	—
	7/1/2008	5/2/2008							45,000			784,800
	12/10/2008	12/10/2008							45,000			220,050
Mark C. Patterson			—	250,000	—
	1/29/2008	1/29/2008							10,000			117,300

(1)	Reflects each named executive officer’s target amount of the annual cash incentive bonus under our non-equity incentive compensation plan for 2008. The amounts of the performance bonus awards made to the named executive officers pursuant to the incentive compensation plan for 2008 are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above.

(2)	The amounts indicated represent restricted stock awards granted during fiscal year 2008. The vesting schedules for restricted stock awards granted during the fiscal year 2008 are disclosed in the footnotes in the following Outstanding Equity Awards table.

(3)	The valuation of restricted stock awards were determined in accordance with FAS 123(R) as disclosed in Notes 1 and 10 to our financial statements included in our annual report on Form 10-K for the year ended December 31, 2008.

Outstanding Equity Awards at Fiscal Year-End 2008

The following table sets forth information regarding outstanding equity awards for each of our named executive officers for 2008.

Options Awards	Stock Awards
Equity
Equity	Incentive
Equity	Incentive	Plan Awards:
Incentive	Plan Awards:	Market or
Plan Awards:	Market	Number	Payout Value
Number of	Number of	Number of	Number of	Value of	of Unearned	of Unearned
Securities	Securities	Securities	Shares or	Shares or	Shares, Units	Shares, Units
Underlying	Underlying	Underlying	Units of	Units of	or Other	or Other
Unexercised	Unexercised	Unexercised	Option	Stock	Stock	Rights	Rights
Options	Options	Unearned	Exercise	Option	That Have	That Have	That Have	That Have
#	#	Options	Price	Expiration	Not Vested	Not Vested	Not Vested	Not Vested
Name	Exercisable	Unexercisable	#	$	Date	#	$(1)	#	$(1)

Munawar H. Hidayatallah	200,000	3.86	2/2/2015
83,333	10.85	12/15/2015
40,000	(2)	160,000	(2)	21.95	8/3/2017
456,666	(9)	2,511,663
Victor M. Perez	25,000	4.85	10/11/2014
45,000	10.85	12/15/2015
15,000	(3)	21.95	8/3/2017
25,000	(10)	137,500
25,000	(4)	137,500
25,000	(5)	137,500
David K. Bryan	4.87	5/24/2015
30,000	(6)	165,000
75,000	(7)	412,500
Terrence P. Keane	15,000	4.87	5/24/2015
25,000	10.85	12/15/2015
36,000	(6)	198,000
45,000	(4)	247,500
45,000	(5)	247,500
Mark C. Patterson	10,000	(8)	55,000

(1)	The values represented have been calculated by multiplying $5.50, the closing price of our common stock on December 31, 2008, by the number of shares of restricted stock.

(2)	The stock options were granted on August 3, 2007 and vest 20% on August 3, 2008, 20% on August 3, 2009 and 60% on August 3, 2010. On March 11, 2009, Mr. Hidayatallah surrendered these options.

(3)	The performance-based stock options were granted on August 3, 2007 and vest 20% on August 3, 2008, 20% on August 3, 2009 and 60% on August 3, 2010. Alternatively, the award vests 100% on August 3, 2010 if certain performance goals are met. On August 5, 2009, Mr. Perez surrendered these options.

(4)	The restricted stock awards were granted on July 1, 2008 and vest 20% on July 1, 2009, 20% on July 1, 2010 and 60% on July 1, 2011.

(5)	The restricted stock awards were granted on December 10, 2008 and vest 20% on December 10, 2009, 20% on December 10, 2010 and 60% on December 10, 2011.

(6)	The restricted stock awards were granted on June 14, 2007 and vest 20% on June 14, 2008, 20% on June 14, 2009 and 60% on June 14, 2010.

(7)	The restricted stock awards were granted on October 4, 2007 and vest 10% on October 4, 2009, 20% on October 4, 2010, 40% on October 4, 2011 and 30% on October 4, 2012.

(8)	The restricted stock awards were granted on January 29, 2008 and vest 20% on January 29, 2009, 20% on January 29, 2010 and 60% on January 29, 2011.

(9)	The performance-based restricted stock awards were granted on September 17, 2007 to vest one-third each on April 1, 2008, 2009 and 2010 if certain performance goals are met. Alternatively, the award would vest 100% on April 1, 2010 if certain performance goals are met. On March 11, 2009, we amended these shares to, among other things, extend the cumulative vesting of such restricted stock for an additional year.

(10)	The performance-based restricted stock awards were granted on August 3, 2007 and vest 20% on August 3, 2008, 20% on August 3, 2009 and 60% on August 3, 2010. Alternatively, the award vests 100% on the third anniversary date if certain performance goals are met. On August 5, 2009, we amended these shares to, among other things extend the cumulative vesting of such restricted stock for an additional year.

Option Exercises and Stock Vested During Fiscal Year 2008

The following table sets forth information concerning each exercise of stock options and each vesting of stock, including restricted stock and similar instruments, during 2008 for each of our named executive officers on an aggregated basis.

	Option Awards		Stock
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Vested	at Vesting
Name	(#)	($)	(#)	($)

Munawar H. Hidayatallah	—	—	228,334	$3,970,728
Victor M. Perez	—	—	—	—
David K. Bryan	20,000	$262,610	7,500	$128,400
Terrence P. Keane	—	—	9,000	$154,080
Mark C. Patterson	—	—	—	—

Director Compensation for Fiscal Year 2008

We use a combination of cash and share-based incentive compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to Allis-Chalmers, as well as the level of knowledge and experience that we require of members of our Board of Directors. Our Compensation Committee is responsible for reviewing and recommending our compensation policy regarding fees and equity compensation paid and granted to our directors. Our Board of Directors approves all director compensation based on the Compensation Committee’s recommendations. Directors who are also our employees do not receive cash or equity compensation for service on the Board in addition to compensation payable for their service as employees of Allis-Chalmers.

Mr. Hidayatallah, our chief executive officer, is actively involved in the compensation process of our Board of Directors and provides recommendations to the Compensation Committee in its evaluation and setting of director compensation. Historically, we have not engaged a compensation consultant to assist in setting director compensation.

Our current policy is to pay each of our non-management directors (currently all directors other than Mr. Hidayatallah) a retainer of $10,000 each quarter. Each non-management director serving on a committee of the Board of Directors (other than the Finance Committee) will receive an additional $1,500 each quarter for service on such committee, and each non-management director serving as chairman or co-chairman of a committee of the Board of Directors will receive an additional $1,500 each quarter for acting as chairman or co-chairman of such committee. Our “audit committee financial expert” will receive an additional $12,500 on a quarterly basis. In addition, effective August 4, 2009, our lead director will receive an additional $2,500 per quarter. Directors are also compensated for out-of-pocket travel expenses.

The following table sets forth information concerning the compensation of each of our directors during 2008.

	Fees Earned
	or		Stock	Option	All Other
	Paid in Cash		Awards(2)	Awards	Compensation		Total
Name(1)	($)		($)	($)	($)		($)

Ali H.M. Afdhal(3)	52,000		59,378	—	—		111,378
Munir Akram(4)	10,000		1,735	—	—		11,735
Alejandro Bulgheroni	40,000		59,378	—	—		99,378
Carlos Bulgheroni(5)	40,000		59,378	—			99,378
Victor F. Germack	102,000		59,378	—	—		161,378
James M. Hennessy	47,500		59,378	—	—		106,878
John E. McConnaughy Jr.(3)	52,000		59,378	—	—		111,378
Robert E. Nederlander	58,000		59,378	—	—		117,378
Zane Tankel	52,000		59,378	—	—		111,378
Leonard Toboroff(3)	180,000	(6)	59,378	—	15,547	(7)	254,925

(1)	Mr. Hidayatallah was a member of our Board of Directors and an executive officer during 2008 and has been omitted from the table because he did not receive any additional compensation for serving on our Board. Information regarding Mr. Hidayatallah’s compensation is listed in the Summary Compensation Table in this proxy statement. In addition, Messrs. Bargach, Dell’ Orto and Reynolds joined our Board of Directors in June 2009 and therefore are not included in this table.

(2)	The amounts indicated represent the aggregate dollar amount of compensation expense, excluding the reduction for risk of forfeiture, related to restricted stock awards recognized in our financial statements during fiscal year 2008 and includes amounts from awards granted prior to 2008. Directors were granted 4,000 restricted shares on December 4, 2008 with a grant date fair value of $20,840. The valuation of restricted stock awards and associated expense were determined in accordance with FAS 123(R) as disclosed in Notes 1 and 10 to our financial statements included in our annual report on Form 10-K for the year ended December 31, 2008. As of December 31, 2008, each of our directors, except for Mr. Hidayatallah, owned 4,000 shares of restricted stock that vests on December 4, 2009.

(3)	Messrs Afdhal, McConnaughy and Toboroff resigned from our Board of Directors effective June 26, 2009.

(4)	Munir Akram was appointed to our Board of Directors on September 19, 2008 and resigned effective June 26, 2009.

(5)	Mr. Bulgheroni resigned from our Board of Directors effective April 7, 2009.

(6)	This amount includes consulting fees paid to Mr. Toboroff of $15,000 per month, pursuant to an oral consulting agreement.

(7)	This amount includes actual health benefit premiums paid by Allis-Chalmers.

Employment Agreements and Change-in-Control Arrangements with Management

The following is a description of the employment agreements and change-in-control arrangements that are currently in effect with respect to each named executive officer. The amount of compensation payable to each named executive officer upon termination with or without cause, termination due to death or disability, termination for good reason and various change-in-control scenarios is shown below. The amounts shown assume that such termination was effective as of December 28, 2008, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from us.

Employment Agreements

Munawar H. Hidayatallah, Chairman and Chief Executive Officer, entered into a three-year employment agreement with Allis-Chalmers effective April 1, 2007. On December 31, 2008, we entered into an amendment to the employment agreement with Mr. Hidayatallah whereby he agreed to extend the term of his employment agreement for an additional year, ending March 31, 2011, in consideration of receiving a cash bonus from the company intending to (a) promote his retention, (b) facilitate leadership and management continuity and (c) better focus Mr. Hidayatallah on the company’s long term strategic success. In addition, pursuant to the amendment, if Mr. Hidayatallah terminates his employment before the end of the term, he must reimburse Allis-Chalmers for a portion of the cash bonus previously received from the company. Pursuant to his original agreement, Mr. Hidayatallah receives an annual base salary of $500,000 subject to an annual increase and is entitled to receive a bonus in an amount equal to 100% of his base salary if he meets certain strategic objectives specified in the agreement. Mr. Hidayatallah is entitled to four weeks vacation per year and is eligible to participate in all employee incentive compensation plans and to receive all of the fringe benefits provided to all employees. Pursuant to the original agreement, Mr. Hidayatallah was also permitted to assume ownership on his life insurance policy that was held by Allis-Chalmers. The agreement also provides for (a) tax gross-up payments for taxes incurred under Section 4999 of the Internal Revenue Code, (b) reimbursement of legal fees incurred in connection with the negotiation of his employment agreement and (c) reimbursements for travel and lodging related to Mr. Hidayatallah’s travel from his principal residence to our headquarters in Houston, Texas. Mr. Hidayatallah is also subject to customary non-compete and non-solicitation provisions for the term of his agreement. Information with respect to compensation upon termination with or without cause, termination due to death or disability, and various change-in-control scenarios is set forth below under “Severance and Change in Control Arrangements.”

Victor M. Perez serves as our Chief Financial Officer pursuant to the terms of a three-year employment agreement effective as of August 3, 2007. On August 5, 2009, we entered into an amendment to the agreement with Mr. Perez whereby we agreed to extend the term of his employment for an additional year to end on August 3, 2011. Under the terms of the employment agreement, Mr. Perez receives an annual base salary of $286,000 subject to an annual increase in the discretion of the Board of Directors. In addition, Mr. Perez is entitled to receive a bonus in an amount equal to up to 50% of his base salary if he meets certain strategic objectives specified in his employment agreement. Mr. Perez is also entitled to four weeks vacation per year and is eligible to participate in all employee incentive compensation plans and to receive all of the fringe benefits provided to all employees. Mr. Perez is subject to customary non-compete and non-solicitation provisions for the term of his agreement. Information with respect to compensation upon termination with or without cause, termination due to death or disability, and various change-in-control scenarios is set forth below under “Severance and Change in Control Arrangements.”

David Bryan, President and Chief Executive Officer of our subsidiary Allis-Chalmers Directional Drilling Services LLC, or Directional Drilling, is employed pursuant to a three-year employment agreement effective July 1, 2007. Under the terms of the employment agreement, Mr. Bryan receives an annual base salary of $250,000 subject to an annual increase in the discretion of the Board of Directors. In addition, Mr. Bryan is entitled to receive a bonus based on budgeted EBITDA provided that Directional Drilling meets designated minimum earnings targets and provided further that such bonus shall not exceed 100% of Mr. Bryan’s base salary. The bonus calculation is subject to adjustment in subsequent years. Mr. Bryan is also entitled to four weeks vacation per year, a $1,000 monthly car allowance, and is eligible to participate in all employee incentive compensation plans and to receive all of the fringe benefits provided to all employees. Mr. Bryan is also subject to customary non-compete and non-solicitation provisions for the term of his agreement. Information with respect to compensation upon termination with or without cause, termination due to death or disability, and various change-in-control scenarios is set forth below under “Severance and Change in Control Arrangements.”

Terrence P. Keane was promoted to Senior Vice President — Oilfield Services in January 2008. Prior to his promotion, Mr. Keane served as President of Aircomp LLC. In connection with such promotion, we amended Mr. Keane’s previous employment agreement in April 2008. Pursuant to the amended agreement, Mr. Keane is entitled to a base salary of $275,000, subject to an annual increase in the discretion of the board of directors. For 2008, Mr. Keane was entitled to receive (1) a bonus of up to 50% of his base salary based upon AirComp LLC meeting budgeted EBITDA targets established by management for the first six months of 2008 and (2) a bonus of up to 50% based upon our Oilfield Services segment meeting budgeted EBITDA targets established by our management for the last six months of 2008. For the remaining term of his agreement, Mr. Keane is entitled to receive a bonus of up to 100% of his base salary based upon our Oilfield Services segment meeting budgeted earnings before taxes, interest and depreciation targets established by management. Mr. Keane is also entitled to six weeks vacation per year and is eligible to participate in all employee incentive compensation plans and to receive all of the fringe benefits provided to all employees. In addition, Mr. Keane is entitled to a $1,000 monthly car allowance. The employment agreement also contains customary non-compete and non-solicitation provisions. Information with respect to compensation upon termination with or without cause, termination due to death or disability, and various change-in-control scenarios is set forth below under “Severance and Change in Control Arrangements.”

Mark Patterson was promoted to Senior Vice President — Rental Services in January 2008. Prior to such appointment, Mr. Patterson served as Executive Vice President of Sales and Business Development for Allis-Chalmers Rental Services LLC. Mr. Patterson is employed pursuant to a three-year contract, and is currently entitled to a base salary of $250,000, subject to an annual increase in the discretion of the Board of Directors. Mr. Patterson is also entitled to receive a bonus of up to 100% of his base salary based upon the Rental Services segment meeting budgeted earnings before taxes, interest and depreciation targets established by management. Mr. Patterson is also entitled to three weeks vacation per year and is eligible to participate in all employee incentive compensation plans and to receive all of the fringe benefits provided to all employees. In addition, Mr. Patterson is entitled to a $1,000 monthly car allowance. The employment agreement also contains customary non-compete and non-solicitation provisions. Information with respect to compensation upon termination with or without cause, termination due to death or disability, and various change-in-control scenarios is set forth below under “Severance and Change in Control Arrangements

Severance and Change in Control Arrangements

The following severance and change in control arrangements apply to each of the named executive officers, who are referred to as an “executive” for purposes of this discussion.

Each executive’s employment agreement provides that if his employment is terminated by us upon his death, disability or for cause, we will pay him his earned but unpaid salary as of the date of termination, any unpaid expense reimbursements, compensation for accrued, unused vacation as of the date of termination and any further compensation that may be provided by the terms of any benefit plans in which he participates and the terms of any outstanding equity grants. Termination for “Cause” for Messrs. Hidayatallah, Perez and Patterson shall occur immediately if the executive commits (1) a criminal act involving dishonesty or moral turpitude or (2) a material breach of any of the terms and provisions of his employment agreement or fails to obey written directions by our President or Chief Executive Officer (or, in the case of Mr. Hidayatallah, our board of directors) which are not inconsistent with his employment agreement. Messrs. Bryan and Keane’s employment agreements defines “Cause” to mean:

•	the commission of any act of dishonesty, fraud, misrepresentation, misappropriation, or embezzlement involving Allis-Chalmers;

•	the unauthorized use or disclosure of any confidential information or trade secrets of Allis-Chalmers;

•	any violation of a law or regulation applicable to our business, which violation does or is reasonably like to cause material injury to Allis-Chalmers;

•	executive’s conviction of, or plea of nolo contendere or guilty to (a) a felony or (b) any other crime which involves moral turpitude;

•	executive’s continued failure, in the sole discretion of the Board, to perform the principal duties, functions and responsibilities of his position (other than any such failure resulting from executive’s disability) or to follow the directives of the Board after written notice from Allis-Chalmers identifying the deficiencies in performance and a reasonable cure period of not less than thirty (30) days of any breach capable of cure;

•	gross negligence or willful misconduct in the performance of executive’s duties; or

•	a material and willful breach of executive’s fiduciary duties to Allis-Chalmers.

Each executive’s employment agreement provides that if his employment is terminated by us without cause or if the executive resigns within a six month period of being constructively terminated (as defined below), we will pay him his earned but unpaid salary, unearned salary for the lesser of one year following termination of employment or the remainder of the employment agreement (except for Messrs. Bryan and Keane who will receive payments through the end of their employment agreement and Mr. Hidayatallah who will receive payments equal to three times his then current annual salary) in semi-monthly payments, any unpaid expense reimbursements, compensation for accrued, unused vacation as of the date of termination and any further compensation that may be provided by the terms of any benefit plans in which he participates and the terms of any outstanding equity grants. In general, a “constructive termination” would occur if we:

•	demote the executive to a lesser position, either in title or responsibility;

•	decrease the executive’s salary or benefits below the highest level in effect at anytime during his employment;

•	require the executive to relocate to a principal place of business more than 50 miles from our current principal place of business, with certain exceptions;

•	are subject to a change in control (as defined below), unless executive accepts employment with the successor; or

•	breach any other material term of the employment agreement which is not cured within 30 days after receiving notice of such breach.

A “change in control” as defined in the employment agreements includes:

•	the acquisition by any individual, entity or group, or person of ownership of more than 50% of either (1) the then outstanding shares of common stock or (2) the combined voting power of our then outstanding voting securities entitled to vote, with certain exceptions;

•	individuals who currently constitute the board of directors cease for any reason to constitute at least a majority of the Board, with several exceptions;

•	a complete liquidation or dissolution of Allis-Chalmers; or

•	(a) the consummation of a reorganization, merger or consolidation or (b) the sale or other disposition of all or substantially all of our assets unless, in each case, immediately following the event

➢	Our stockholders immediately before the event own, directly or indirectly, at least 50% of the combined voting power of our then outstanding voting securities in substantially the same proportion as their ownership of us, or

➢	At least a majority of the members of the Board of Directors of the entity resulting from the transaction were members of the incumbent Board at the time of the execution of the agreement providing for the transaction.

The following table sets forth the estimated payments and benefits that would be provided to each named executive officer, other than Mr. Hidayatallah, if such officer’s employment had been terminated on December 31, 2008 by us without cause or upon a change of control:

		Value of Unvested		Value of Unvested
		Equity Awards if		Equity Awards if	Total if	Total if
	Salary	Change of		Terminated	Change of	Terminated
Name	Continuation	Control(1)		Without Cause	Control	Without Cause

Victor M. Perez,	$286,000	$412,500	(2)	—	$698,500	$286,000
Chief Financial Officer
David Bryan,	$375,000	$577,500	(3)	—	$952,500	$375,000
President and Chief Executive Officer of Allis-Chalmers Directional Drilling Services LLC
Terrence P. Keane,	$412,500	$693,000	(3)	—	$1,105,500	$412,500
Senior Vice President — Oilfield Services
Mark Patterson,	$250,000	$44,000	(3)	—	$294,000	$250,000
Senior Vice President — Rental Services

(1)	The value of accelerated stock options have been calculated as the difference between the strike price and the market price of $5.50 per share of our common stock as of December 31, 2008, multiplied by the number of options vesting as a result of the change of control. The value of restricted stock has been calculated by multiplying $5.50, the closing price of a share of our common stock on December 31, 2008, by the number of shares of restricted stock held by each named executive officer that would vest.

(2)	This amount includes 25,000 performance awards in the form of restricted stock that would automatically vest upon a change in control of Allis-Chalmers and 50,000 shares of restricted stock that would vest only if there was a change of control of Allis-Chalmers and the successor company refused to assume or continue the agreement covering these shares.

(3)	The equity awards represented by this column would vest only if there was a change of control of Allis-Chalmers and the successor company refused to assume or continue the agreement covering these shares.

The following table sets for the estimated payments and benefits that would be provided to Mr. Hidayatallah if his employment had been terminated on December 31, 2008 by us due to his death or disability, with or without cause or upon a change of control:

	Salary	Value of Unvested
Event	Continuation	Equity Awards(1)	Total

Death	—	$2,511,633	$2,511,633
Disability	—	$2,511,633	$2,511,633
For Cause	—	—	—
Without Cause	$1,500,000	$2,511,633	$4,011,663
Change of Control	$1,500,000	$2,511,633	$4,011,663

(1)	This amount represents 456,666 shares of performance-based restricted stock multiplied by $5.50, the closing price of a share of our common stock on December 31, 2008.

Liability and Indemnification of Officers and Directors

Our certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of a director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derives an improper personal benefit. If the Delaware General Corporation Law is amended to authorize the further elimination or limitation of directors’

liability, then the liability of our directors will automatically be limited to the fullest extent provided by law. Our certificate of incorporation and by-laws also contain provisions to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We also maintain indemnification insurance on behalf of our directors. In addition, our board of directors has approved and we are in the process of entering into indemnification agreements with all of our directors and executive officers. These provisions and agreements may have the practical effect in certain cases of eliminating the ability of stockholders to collect monetary damages from our directors and officers. We believe that these contractual agreements and the provisions in our certificate of incorporation and by-laws are necessary to attract and retain qualified persons as directors and officers.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2008 with respect to the shares of our Common Stock that may be issued under our existing equity compensation plans.

	Number of
	Securities to be	Weighted
	Issued upon	Average Exercise	Number of Securities
	Exercise of	Price of	Remaining Available
	Outstanding	Outstanding	for Future Issuance
	Options, Warrants	Options, Warrants	Under Equity
Plan Category	and Rights	and Rights	Compensation Plans

Equity compensation plans approved by security holders	1,379,398	$10.94	281,789
Equity compensation plans not approved by security holders	4,000	$13.75	—

Total	1,383,398	$10.95	281,789

Equity Compensation Plans Not Approved By Security Holders

These plans comprise the following:

In 1999 and 2000, the Board of Directors compensated Board members who had served from 1989 to March 31, 1999 without compensation by issuing promissory notes totaling $325,000 and by granting stock options to these same individuals. Options to purchase 4,800 shares of Common Stock were granted with an exercise price of $13.75. These options vested immediately and expire in March 2010. As of December 31, 2008, 4,000 of these options remain outstanding.

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of September 14, 2009, beneficial ownership of our Common Stock and Preferred Stock (which votes on an as converted basis with our Common Stock, subject to certain limitations) for:

•	each of our named executive officers;

•	each of our directors;

•	all of our directors and executive officers as a group; and

•	each other person known by us to be a beneficial owner of more than 5% of any class of our voting securities.

Beneficial ownership is determined in accordance with the rules of the SEC. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

The address of each director and executive officer is c/o Allis-Chalmers Energy Inc., 5075 Westheimer, Suite 890, Houston, Texas 77056.

	Common Stock		Preferred Stock
Name and Address	Number	Percentage(1)	Number	Percentage

Named Executive Officers:
Munawar H. Hidayatallah(2)	351,559	*	—	—
Victor M. Perez(3)	143,678	*	—	—
David Bryan(4)	122,500	*	—	—
Terrence P. Keane(5)	175,000	*	—	—
Mark Patterson(6)	12,000	*	—	—
Directors:
Saad Bargach(7)(8)	19,889,044	27.9	36,393	100
Alejandro P. Bulgheroni(9)	10,781,186	15.1	—	—
Giovanni Dell’ Orto(10)	2,500	*	—	—
Victor F. Germack(11)	24,000	*	—	—
James M. Hennessy(12)	24,200	*	—	—
Robert E. Nederlander(13)	558,732	*	—	—
John T. Reynolds(7)(14)	19,889,044	27.9	36,393	100
Zane Tankel(15)	183,280	*	—	—
All directors and executive officers as a group (15 persons)(7)	32,466,719	45.2	36,393	100
Other 5% Holders:
Lime Rock Partners V, L.P.(7)(16)	19,889,044	27.9	36,393	100

*	Less than one percent.

(1)	Percentage ownership based on an aggregate of 71,364,926 shares of Common Stock issued and outstanding as of September 14, 2009.

(2)	Includes 60,226 shares of Common Stock owned of record by the Hidayatallah Family Trust, of which Mr. Hidayatallah is the trustee, and 8,000 shares of Common Stock owned of record by Munawar Hidayatallah

SEP IRA. These shares also include options to purchase 283,333 shares of Common Stock, which are exercisable within 60 days.

(3)	Includes (i) 20,000 shares of restricted stock of which 5,000 shares vest on July 1, 2010 and 15,000 shares vest on July 1, 2011; (ii) 25,000 shares of restricted stock of which 5,000 shares vest on December 10, 2009, 5,000 shares vest on December 10, 2010 and 15,000 shares vest on December 10, 2011. Also includes options to purchase 70,000 shares of Common Stock, which are exercisable within 60 days.

(4)	Includes restricted stock awards in the amount of (i) 22,500 shares which vest on June 14, 2010 and (ii) 75,000 shares, of which 7,500 shares vests on October 4, 2009, 15,000 shares vests on October 4, 2010, 30,000 shares vests on October 4, 2011, and 22,500 shares vests on October 4, 2012.

(5)	Includes restricted stock awards in the amount of (i) 27,000 shares which vest on June 14, 2010; (ii) 36,000 shares, of which 9,000 shares vest on July 1, 2010 and 27,000 shares vest on July 1, 2011 and (iii) 45,000 shares, of which 9,000 shares vest on December 10, 2009, 9,000 shares vest on December 10, 2010 and 27,000 shares vest on December 10, 2011. Also includes options to purchase 40,000 shares of Common Stock, which are exercisable within 60 days.

(6)	Includes restricted stock awards in the amount of 8,000 shares, of which 2,000 shares vest on January, 29, 2010 and 6,000 shares vest on January 29, 2011.

(7)	The reported shares of Common Stock do not include shares of Common Stock issuable upon conversion of the Preferred Stock. Subject to certain limitations, the Preferred Stock is convertible into an aggregate of 14,202,146 shares of Common Stock. Subject to certain exceptions, Lime Rock may not convert shares of Preferred Stock to the extent that such conversion would result in Lime Rock’s ownership of more than 35% of the outstanding shares of Common Stock after giving effect to such conversion. Currently, Lime Rock may convert, at its option, up to approximately 20,061 shares of Preferred Stock into 7,828,738 shares of Common Stock. Lime Rock currently has the right to vote such 7,828,738 shares of Common Stock.

(8)	The reported securities are directly owned by Lime Rock. Mr. Bargach serves as a member of the Investment Committee of Lime Rock Partners GP V, L.P., which controls the investment decisions of Lime Rock. Mr. Bargach disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein, and this report shall not be deemed an admission that Mr. Bargach is the beneficial owner of the reported securities for purposes of Section 16 or for any other purpose.

(9)	Includes (i) 2,320,000 shares held of record by Global Oilfield Holdings Ltd. and (ii) 8,435,666 shares held of record by Associated Petroleum Investors Ltd. Each such entity is indirectly beneficially owned by Mr. Bulgheroni. Mr. Bulgheroni disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. Includes restricted stock awards in the amount of 4,000 shares that vest on December 4, 2010.

(10)	Includes restricted stock awards in the amount of 2,000 shares, of which 500 shares vest on August 3, 2009 and 1,500 shares vest on August 3, 2010.

(11)	Includes restricted stock awards in the amount of 4,000 shares that vest on December 4, 2010.

(12)	Includes restricted stock awards in the amount of 4,000 shares that vest on December 4, 2010.

(13)	206,666 of these shares are owned by RER Corp., a corporation controlled by Mr. Nederlander. Includes restricted stock awards in the amount of 4,000 shares that vest on December 4, 2010.

(14)	The reported securities are directly owned by Lime Rock. Mr. Reynolds serves as a Director of LRP GP V, Inc., which controls the investment decisions of Lime Rock. Mr. Reynolds disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein, and this report shall not be deemed an admission that Mr. Reynolds is the beneficial owner of the reported securities for purposes of Section 16 or for any other purpose.

(15)	Includes restricted stock awards in the amount of 4,000 shares that vest on December 4, 2010.

(16)	Lime Rock is a private equity fund and its principal business is investing in securities. Lime Rock is the sole record owner of the reported shares of Common Stock and Preferred Stock. Lime Rock Partners GP V, L.P. (“GP LP”) is the general partner of Lime Rock and LRP GP V, Inc. (“GP Inc.”) is the general partner of GP LP. Each of Lime Rock, GP LP and GP Inc. shares voting and dispositive power over all of the reported shares of

Common Stock and Preferred Stock. The principal business address of each of Lime Rock, GP LP and GP Inc. is c/o Lime Rock Management, L.P., 274 Riverside Avenue, Westport, Connecticut 06680. The information regarding Lime Rock is based upon information contained in a Schedule 13D filed on July 6, 2009, by Lime Rock, GP LP and GP Inc.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of our Board currently consists of Messrs. Bargach, Germack and Tankel. No current executive officer has ever served as a member of the Board of Directors or compensation committee of any other entity (other than our subsidiaries) that has or has had one or more executive officers serving as a member of our Board or our Compensation Committee.

RELATED PARTY TRANSACTION APPROVAL POLICY

In May 2008, our Board of Directors adopted a written policy relating to the approval of transactions with related persons. For purposes of this policy, a related person transaction is one in which the Company was, is or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. Pursuant to the policy, all related party transactions must be reviewed and approved by the Audit Committee of our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

A majority of DLS’ revenues are currently received pursuant to a strategic agreement with Pan American Energy, LLC, or Pan American Energy, which is a joint venture owned 60% by British Petroleum and 40% by Bridas Corporation. Alejandro P. Bulgheroni and Carlos A. Bulgheroni, a current and former member of our Board of Directors, respectively, may be deemed to indirectly beneficially own all of the outstanding capital stock of Bridas Corporation and are members of the Management Committee of Pan American Energy, and, as a result, have a material interest in the transactions contemplated by the strategic agreement between DLS and Pan American Energy. During 2008, DLS received approximately $121 million in revenues from services performed for Pan American Energy.

During 2008, we provided services to Beusa Energy, Inc., in an aggregate amount of approximately $1 million. Alejandro P. Bulgheroni, one of our directors, serves as Chairman of Beusa Energy, Inc.

We purchase general oilfield supplies and materials from Ralow Services, Inc., or Ralow. Ralow is owned by Brad A. Adams and Bruce A. Adams, who are brothers of Burt A. Adams, a former member of our Board of Directors and our former President and Chief Operating Officer. During 2008, we purchased supplies and materials from Ralow in an aggregate amount of approximately $747,000.

We have a consulting agreement with Giovanni Dell’ Orto, one of our directors, pursuant to which he is employed as a consultant with our subsidiary, DLS Drilling, Logistics and Services Corporation. During 2008, Mr. Dell’ Orto received an annual consulting fee of $221,000.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, directors, certain officers, and beneficial owners of 10% or more of any class of our stock (“Reporting Persons”) are required from time to time to file with the SEC and the New York Stock Exchange reports of ownership and changes of ownership. Reporting Persons are required to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of forms and written representations received from Reporting Persons by with respect to the fiscal year ended December 31, 2008, we believe that all filing requirements applicable to our officers, directors and greater than 10% stockholders have been met, except for a late Form 4 filing by Bruce Sauers in connection with the grant of restricted stock in December 2008, a late Form 4 filing by Zane Tankel in connection with the purchase of stock in February 2008, May 2008 and June 2008, a late Form 4 by Munawar H. Hidayatallah in connection with the vesting of performance shares in May 2008, a late Form 3 filing by Munir Akram in connection with being elected a director in September 2008, and a late Form 4 by Carlos A. Bulgheroni in connection with the grant of restricted stock in December 2008. In addition, John A. Meyers inadvertently omitted one transaction on his Form 3 for February 2008, which was reported on an amended Form 3 filed in March 2008.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics applicable to all employees and directors of the Company and each of its subsidiaries, including our principal executive officer, principal financial officer, principal accounting officer and controller, and persons performing similar functions. The purpose of the Code of Business Conduct and Ethics is: (i) to deter wrongdoing; (ii) to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (iii) to promote full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with the SEC or otherwise communicate to the public; (iv) to promote compliance with applicable governmental laws, rules and regulations; (v) to promote prompt internal reporting of violations of the code to an appropriate person; and (vi) to promote accountability for adherence to the code.

We will provide a copy of the Code of Business Conduct and Ethics without charge to any person upon request by contacting our Corporate Secretary at our executive office. The Code of Business Conduct and Ethics is available on our website at www.alchenergy.com.

Stockholder Proposals

Any stockholder who wishes to submit a proposal to be included in our proxy statement and form of proxy relating to the 2010 annual stockholders meeting must submit the proposal to us no later than May 1, 2010. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, then the deadline for inclusion of a stockholder proposal in our proxy statement is instead a reasonable time before we begin to print and mail proxy materials. The proposal must comply with the requirements of Exchange Act Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Any such proposals should be timely sent to our Secretary at 5075 Westheimer, Suite 890, Houston, Texas 77056.

Availability of Annual Report

Our Annual Report to Stockholders for the year ended December 31, 2008, including audited financial statements, is enclosed with this proxy statement but does not constitute a part of the proxy soliciting material. Allis-Chalmers Energy Inc. will furnish a copy of its Annual Report for the year ended December 31, 2008, without exhibits, free of charge to each person who forwards a written request to Investor Relations, Allis-Chalmers Energy Inc., 5075 Westheimer, Suite 890, Houston, Texas 77056.

Appendix A
SECOND AMENDED AND RESTATED
ALLIS-CHALMERS ENERGY INC.
2006 INCENTIVE PLAN
Section 1. Purpose of the Plan.

This Second Amended and Restated Allis-Chalmers Energy Inc. 2006 Incentive Plan (the “Plan”) is intended to promote the interests of Allis-Chalmers Energy Inc., a Delaware corporation (the “Company”), and its stockholders by encouraging officers, employees, non-employee directors and consultants of the Company and its Affiliates to acquire or increase their equity interests in the Company and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company thereby advancing the interests of the Company and its stockholders. The Board of Directors of the Company also contemplates that through the Plan, the Company and its Affiliates will be better able to attract and retain the services of individuals who are essential for the growth and profitability of the Company. The Plan provides for payment of various forms of incentive compensation and accordingly is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, and shall be administered accordingly.

Section 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean (i) any “parent corporation” of the Company (as defined in Section 424(e) of the Code), (ii) any “subsidiary corporation” of any such parent corporation (as defined in Section 424(f) of the Code) of the Company and (iii) any trades or businesses, whether or not incorporated, which are members of a controlled group or are under common control (as defined in Sections 414(b) or (c) of the Code) with the Company; provided, that, for the purpose of issuing Options or Stock Appreciation Rights, “Affiliate” means any corporation or other entity in a chain of corporations and/or other entities in which the Company has a “controlling interest” within the meaning of Treas. Reg. § 1.414(c)-2(b)(2)(i), but using the threshold of 50% ownership wherever 80% appears.

“Award” shall mean any Option, Restricted Stock, Performance Award, Bonus Shares or Other Stock-Based Award.

“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

“Board” shall mean the Board of Directors of the Company.

“Bonus Shares” shall mean an award of Shares granted pursuant to Section 6(d) of the Plan.

“Change in Control” shall mean, subject to the last paragraph of this definition, the occurrence of any one (1) of the following events:

(a) any “person” (as defined in Section 3(a)(9) of the Exchange Act, and as modified in Section 13(d) and 14(d) of the Exchange Act) other than (i) the Company or any of its subsidiaries; (ii) any employee benefit plan of the Company or any of its subsidiaries; (iii) or any Affiliate; (iv) a company owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company; or (v) an underwriter temporarily holding securities pursuant to an offering of such securities (a “Person”), becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the shares of voting stock of the Company then outstanding;

(b) the consummation of any merger, organization, business combination or consolidation of the Company or one (1) of its subsidiaries with or into any other company, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than fifty percent (50%) of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company;

(c) the consummation of a sale, lease, transfer, conveyance or other disposition (including by merger or consolidation) by the Company in one (1) or a series of related transactions, of all or substantially all of the Company’s assets, other than any such transaction if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than fifty percent (50%) of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets;

(d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(e) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election by the Board, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either (i) an actual or threatened election contest (as such terms are used in Rule 14A-11 of Regulation 14A promulgated under the Exchange Act) with respect to the election or removal of directors or an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (ii) a plan or agreement to replace a majority of the members of the Board then comprising the Incumbent Board.

Except as otherwise expressly provided in an Award, solely with respect to any Award that constitutes deferred compensation that is subject to Section 409A of the Code and payment of such Award is contingent upon the occurrence of a Change in Control, the above definition of Change in Control shall be inoperative with respect to such Award and is hereby replaced by the definition of such term set forth in Treas. Reg. § 1.409A-3(i)(5) or any successor thereto, but using 50% wherever 30% appears in Treas. Reg. § 1.409A-3(i)(5)(vi) or any successor thereto and 50% wherever 40% appears in Treas. Reg. § 1.409A-3(i)(5)(vii) or any successor thereto, which regulation, as modified herein, is hereby incorporated by reference into and shall form part of this Plan solely for the limited purpose of this sentence, and the Plan, solely as it relates to such Award, and such Award shall be operated in accordance with such modified definition of Change in Control.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

“Committee” shall mean the compensation committee of the Board which, for any period in which the Company is subject to the reporting requirements of the Exchange Act, shall consist of not less than two (2) members of the Board, each of whom shall qualify as a “non-employee director” (as that term is defined in Rule 16b-3 of the General Rules and Regulations under the Exchange Act) appointed by and serving at the pleasure of the Board to administer the Plan or, if none, the Board; provided however, that with respect to any Award granted to a Covered Employee which is intended to be “performance-based compensation” as described in Section 162(m)(4)(C) of the Code, the Committee shall consist solely of two (2) or more “outside directors” as described in Section 162(m)(4)(C)(i) of the Code.

“Company” shall mean the corporation described in Section 1 of the Plan or any successor thereto that assumes and continues the Plan.

“Consultant” shall mean any individual, other than a Director or an Employee, who renders consulting services to the Company or an Affiliate for a fee.

“Covered Employee” shall mean for fiscal years ending on or after December 15, 2006, any of the Chief Executive Officer of the Company and each other officer of the Company other than the Chief Executive Officer who is treated as a “covered employee” for purposes of applying Section 162(m) of the Code to Awards or any individual Consultant, Director or other Employee, or class of Consultants, Directors or Employees, who the Committee specifies in an Award shall be treated as a Covered Employee.

“Director” shall mean a member of the Board who is not an Employee of the Company.

“Effective Date” means the date that the Allis-Chalmers Energy Inc. 2006 Incentive Plan (the “Prior Plan”) was initially (i) adopted by the Board; and (ii) approved by stockholders of the Company not more than one (1) year prior to or after the date of such adoption. The provisions of the Prior Plan, as amended and restated from time to time, are applicable to all Awards granted on or after the Effective Date. The Plan, as adopted by the Board, shall be effective as of December 31, 2008.

“Employee” shall mean any employee of the Company or an Affiliate.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, with respect to Shares, the closing sales price of a Share on the applicable date (or if there is no trading in the Shares on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event the Shares are not publicly traded at the time a determination of its fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

“Option” shall mean an option granted under Section 6(a) of the Plan. Options granted under the Plan may constitute “incentive stock options” for purposes of Section 422 of the Code or nonqualified stock options.

“Other Stock-Based Award” shall mean an award granted pursuant to Section 6(e) of the Plan that is not otherwise specifically provided for, the value of which is based in whole or in part upon the value of a Share.

“Participant” shall mean any Director, Employee or Consultant granted an Award under the Plan.

“Performance Award” shall mean any right granted under Section 6(c) of the Plan.

“Performance Objectives” means the objectives, if any, established by the Committee that are to be achieved with respect to an Award granted under this Plan, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of a business, division, subsidiary, department, unit or function within the Company or an Affiliate in which the Participant receiving the Award is employed or in individual or other terms, and which will relate to the period of time determined by the Committee. Which objectives to use with respect to an Award, the weighting of the objectives if more than one (1) is used, and whether the objective is to be measured against a Company-established budget or target, an index or a peer group of companies, shall be determined by the Committee in its discretion at the time of grant of the Award. One or more of the following business criteria for the Company shall be used by the Committee in establishing Performance Objectives for Performance Awards granted to a Participant: (i) earnings per share; (ii) increase in price per share, (iii) increase in revenues; (iv) increase in cash flow; (v) return on net assets; (vi) return on assets; (vii) return on investment; (viii) return on equity; (ix) economic value added; (x) gross margin; (xi) net income; (xii) pretax earnings; (xiii) pretax earnings before interest, depreciation, depletion and amortization; (xiv) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (xv) operating income; (xvi) total stockholder return; (xvii) debt reduction; and (xviii) any of the above goals determined on the absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or components thereof or a group of comparable companies. A Performance Objective need not be based on an increase or a positive result and may include, for example, maintaining the status quo or limiting economic losses.

“Person” shall mean an individual or a corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Plan” means the plan described in Section 1 of the Plan and set forth in this document, as amended from time to time.

“Restricted Period” shall mean the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and/or is not exercisable by the Participant.

“Restricted Stock” shall mean any Share, prior to the lapse of restrictions thereon, granted under Sections 6(b) of the Plan.

“Rule 16b-3” shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” shall mean the Securities and Exchange Commission, or any successor thereto.

“Shares” or “Common Shares” or “Common Stock” shall mean the common stock of the Company, $0.01 par value, and such other securities or property as may become the subject of Awards under the Plan.

Section 3. Administration.

The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. No member of the Committee shall vote or act upon any matter relating solely to himself. Grants of Awards to members of the Committee must be ratified by the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder and any Employee, Consultant or Director. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted hereunder and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company and its Affiliates in respect of any claim, loss, damage or expense (including legal fees) arising therefrom to the full extent permitted by law.

Section 4. Shares Available for Awards.

(a) Shares Available.  Subject to adjustment as provided in Section 4(c), the number of Shares with respect to which Awards may be granted under the Plan shall be 8,500,000 Shares, all of which may be granted as incentive stock options. In addition, during any calendar year in which Section 162(m) of the Code shall apply to the Company, the maximum number of Shares reserved for issuance under the Plan that may be granted to any one (1) Participant as to Options, stock appreciation rights, or any other Share-based award shall not exceed 3,000,000 as to each type of award. If any Award is exercised, paid, forfeited, terminated or canceled without the delivery of Shares, then the Shares covered by such Award, to the extent of such exercise, payment, forfeiture, termination or cancellation, shall again be Shares with respect to which Awards may be granted; provided, however, that Shares not delivered due to withholding or payment of taxes or payment of exercise price shall not again be Shares with respect to which Awards may be granted.

(b) Sources of Shares Deliverable Under Awards.  Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares. No fractional Shares shall be issued under the Plan; payment for any fractional Shares shall be made in cash.

(c) Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the

Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted; (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards; and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award.

Section 5. Eligibility.

Any Employee, Director or Consultant shall be eligible to be designated a Participant and receive an Award under the Plan.

Section 6. Awards.

(a) Options.  Subject to the provisions of the Plan, the Committee shall have the authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i) Exercise Price.  The purchase price per Share purchasable under an Option shall be determined by the Committee at the time the Option is granted, but shall not be less than one hundred percent (100%) of the Fair Market Value per Share on such grant date if the Option is not an incentive stock option, and not less than one hundred percent (100%) of the Fair Market Value per Share on such date if the Option is an incentive stock option. If any Employee to whom an Option that is an incentive stock option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent corporation, within the meaning of Section 424(e) of the Code, or any subsidiary corporation of the Company, within the meaning of Section 424(f) of the Code, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant and the option term shall not exceed five (5) years measured from the date of grant. For purposes of the immediately preceding sentence, the attribution rules under Section 424(d) of the Code shall apply for purposes of determining an Employee’s ownership.

(ii) Time and Method of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part (which may include the achievement of one (1) or more Performance Objectives), and the method or methods by which, and the form or forms in which payment of the exercise price with respect thereto may be made. In that connection, in order to exercise an Option, the person or persons entitled to exercise it shall deliver to the Company payment in full for (i) the shares being purchased and (ii) unless other arrangements have been made with the Committee, any required withholding taxes. The payment of the exercise price for each Option shall either be (i) in cash or by check payable and acceptable to the Company (ii) with the consent of the Committee, by tendering to the Company shares of Common Stock owned by the person for more than six (6) months having an aggregate Fair Market Value as of the date of exercise that is not greater than the full exercise price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the exercise price as provided in (i) above, or (iii) with the consent of the Committee and compliance with such instructions as the Committee may specify, by delivering to the Company and to a broker a properly executed exercise notice and irrevocable instructions to such broker to deliver to the Company cash or a check payable and acceptable to the Company to pay the exercise price and any applicable withholding taxes. Upon receipt of the cash or check from the broker, the Company will deliver to the broker the shares for which the Option is exercised. In the event that the person elects to make payment as allowed under clause (ii) above, the Committee may, upon confirming that the optionee owns the number of additional shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to the person (or not require surrender of) the certificate for the shares being tendered upon the exercise. The date of sale of the shares by the broker pursuant to a cashless exercise under (iii) above shall be the date of exercise of the Option.

(iii) Option Repricing.  With stockholder approval, the Committee, in its absolute discretion, may grant to holders of outstanding Options that are not incentive stock options, in exchange for the surrender and cancellation of such Options that are not incentive stock options, new Options that are not incentive stock options having exercise prices lower (or higher with any required consent) than the exercise price provided in the Options so surrendered and canceled and containing such other terms and conditions as the Committee may deem appropriate.

(iv) Incentive Stock Options.  The terms of any Option granted under the Plan intended to be an incentive stock option shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Incentive stock options may be granted only to employees of the Company, while it is a “corporation” described in Section 7701(a)(3) of the Code and Treas. Reg. Section 1.421-1(i)(l), and its parent corporation and subsidiary corporations, within the meaning of Section 424 of the Code. To the extent the aggregate Fair Market Value of the Shares (determined as of the date of grant) of an Option to the extent exercisable for the first time during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such Option Shares in excess of $100,000 shall not be incentive stock options. No Option that is an incentive stock option shall be issued under the Plan after the date that occurs one (1) day before the tenth (10th) anniversary of the date the Prior Plan was adopted by the Board or approved by the stockholders of the Company, whichever was earlier. No Option that is an incentive stock option shall be exercisable more than ten (10) years measured from the date of grant (five (5) years in the case of an Employee described in Section 6(a)(i) hereof) or three (3) months after the Participant ceases to be an Employee for any reason other than death or disability, or more than one (1) year after the Participant ceases to be an Employee due to death or disability.

(b) Restricted Stock.  Subject to the provisions of the Plan, the Committee shall have the authority to determine the Participants to whom Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each such Participant, the duration of the Restricted Period during which, and the conditions, including Performance Objectives, if any, under which if not achieved, the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Awards.

(i) Dividends.  Dividends paid on Restricted Stock may be paid directly to the Participant or may be subject to risk of forfeiture and/or transfer restrictions during any period established by the Committee in its discretion.

(ii) Registration.  Any Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iii) Forfeiture and Restrictions Lapse.  Except as otherwise determined by the Committee or the terms of the Award that granted the Restricted Stock, upon termination of a Participant’s employment (as determined under criteria established by the Committee) for any reason during the applicable Restricted Period, all Restricted Stock shall be forfeited by the Participant and reacquired by the Company. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Stock promptly after the applicable restrictions have lapsed or otherwise been satisfied.

(iv) Transfer Restrictions.  During the Restricted Period, Restricted Stock will be subject to the limitations on transfer as provided in Section 6(f)(iii).

(c) Performance Awards.  The Committee shall have the authority to determine the Participants who shall receive a Performance Award, which shall confer on the Participant the right to receive payment of such Award, in whole or in part, upon the achievement of such Performance Objectives during such performance periods as the Committee shall establish with respect to the Award.

(i) Terms and Conditions.  Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the Performance Objectives to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount of any payment or transfer to be made pursuant to any Performance Award.

(ii) General.  In the case of any Award granted to a Covered Employee, Performance Objectives shall be designed to be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulations sec. 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee are such that the achievement of performance goals is “substantially uncertain” at the time of grant. The Committee may determine that such Performance Awards shall be granted and/or settled upon achievement of any one (1) performance goal or that two (2) or more of the performance goals must be achieved as a condition to the grant and/or settlement of such Performance Awards. Performance Objectives may differ among Performance Awards granted to any one (1) Participant or for Performance Awards granted to different Participants.

(iii) Performance Period; Timing for Establishing Performance Goals.  Achievement of Performance Objectives in respect of Performance Awards that are granted to a Covered Employee and intended to meet the requirements of Section 162(m) of the Code shall be measured over a performance period of not less than six (6) months and not more than ten (10) years, as specified by the Committee. Performance Objectives in the case of any Award granted to a Participant shall be established not later than ninety (90) days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(iv) Settlement of Performance Awards; Other Terms.  After the end of each performance period, the Committee shall determine the amount, if any, of Performance Awards payable to each Participant based upon achievement of business criteria over a performance period. Except as may otherwise be required under Section 409A of the Code, payment described in the immediately preceding sentence shall be made by the later of (i) the date that is 2 1/2 months after the end of the Participant’s first taxable year in which the Performance Award is earned and payable under the Plan and (ii) the date that is 2 1/2 months after the end of the Company’s first taxable year in which the Performance Award is earned and payable under the Plan, and such payment shall not be subject to any election by the Participant to defer the payment to a later period. The Committee may not exercise discretion to increase any such amount payable in respect of a Performance Award which is intended to comply with Section 162(m) of the Code. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(v) Written Determinations.  All determinations by the Committee as to the establishment of Performance Objectives, the amount of any Performance Award, and the achievement of Performance Objectives relating to Performance Awards shall be made in a written agreement or other document covering the Performance Award. The Committee may not delegate any responsibility relating to such Performance Awards that are granted to a Covered Employee and intended to meet the requirements of Section 162(m) of the Code.

(vi) Status of Performance Awards under Section 162(m) of the Code.  It is the intent of the Company that Performance Awards granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and regulations thereunder (including Treasury Regulations sec. 1.162-27 and successor regulations thereto) shall constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. Accordingly, the terms of this Section shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder. Notwithstanding the foregoing, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean any person designated by the Committee, at the time of grant of a Performance Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards that are intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

(d) Bonus Shares.  The Committee shall have the authority, in its discretion, to grant Bonus Shares to Participants. Each Bonus Share shall constitute a transfer of an unrestricted Share to the Participant, without other payment therefor, as additional compensation for the Participant’s services to the Company.

(e) Other Stock-Based Awards.  The Committee may also grant to Participants an Other Stock-Based Award, which shall consist of a right which is an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares as is deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, including the Performance Objectives, if any, applicable to such Award, the Committee shall determine the terms and conditions of any such Other Stock-Based Award. Notwithstanding any other provision of the Plan to the contrary, any Other Stock-Based Award shall contain terms that (i) are designed to avoid application of Section 409A of the Code or (ii) are designed to avoid adverse tax consequences under Section 409A should that Code section apply to such Award.

(f) General Provisions Applicable to all Awards.

(i) Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. No Award shall be issued in tandem with another Award if the tandem Awards would result in adverse tax consequences under Section 409A of the Code. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(ii) Forms of Payment by Company Under Awards.  Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

(iii) Limits on Transfer of Awards.

A. Except as provided in (C) below, each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution. Notwithstanding anything in the Plan to the contrary, a nonqualified stock option shall be transferable pursuant to a domestic relations order.

B. Except as provided in (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

C. Notwithstanding anything in the Plan to the contrary, to the extent specifically provided by the Committee with respect to a grant, a nonqualified stock option may be transferred to immediate family members or related family trusts, or similar entities on such terms and conditions as the Committee may establish. In addition, Awards may be transferred by will or the laws of descent and distribution.

(iv) Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Award exceed a period of ten (10) years from the date of its grant (or such shorter term as may be required in respect of an Option that is an incentive stock option under Section 422 of the Code).

(v) Share Certificates.  All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(vi) Delivery of Shares or other Securities and Payment by Participant of Consideration.  No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price, tax payment or tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, withholding of Shares, cashless exercise with simultaneous sale, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Company.

(vii) Code Section 409A.  Notwithstanding any other provision of the Plan to the contrary, any Award granted after December 31, 2004 shall contain terms that (i) are designed to avoid application of Section 409A of the Code to the Award or (ii) are designed to avoid adverse tax consequences under Section 409A of the Code should that Code Section apply to the Award.

(viii) Section 409A Limits on Payments to Specified Employees.  Notwith-standing any other provision of the Plan or an Award to the contrary, if a Participant is a “key employee,” as defined in Section 416(i) of the Code (without regard to paragraph 5 thereof), except to the extent permitted under Section 409A of the Code, no benefit or payment that is subject to Section 409A of the Code (after taking into account all applicable exceptions to Section 409A of the Code, including but not limited to the exceptions for short-term deferrals and for “separation pay only upon an involuntary separation from service”) shall be made under this Plan or the affected Award granted thereunder on account of the Participant’s “separation from service,” as defined in Section 409A of the Code, with the Company and its Affiliates until the later of the date prescribed for payment in this Plan or the affected Award granted thereunder and the first (1st) day of the seventh (7th) calendar month that begins after the date of the Participant’s separation from service (or, if earlier, the date of death of the Participant). Unless otherwise provided in the Award, any amount that is otherwise payable within the delay period described in the immediately preceding sentence will be aggregated and paid in a lump sum without interest.

Section 7. Amendment and Termination.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a) Amendments to the Plan.  The Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, no such amendment may be made without stockholder approval to the extent that such approval is required by (i) applicable legal requirements or (ii) the requirements of any securities exchange or market on which the Shares are listed. Notwithstanding the foregoing, the Board or the Committee may amend the Plan in such manner as it deems necessary in order to permit Awards to meet the requirements of the Code or other applicable laws, or to prevent adverse tax consequences.

(b) Amendments to Awards.  The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 7(c), in any Award shall materially reduce the benefit to Participant without the consent of such Participant.

(c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) of the Plan) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

Section 8. Adjustments Upon Changes in Stock/Change in Control.

(a) Adjustments Upon Changes in Stock.  If any change is made in the Shares subject to the Plan, or subject to any Award, without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to Section 4(c) and the outstanding Awards will be appropriately adjusted in the class(es) and number of shares and exercise price per share of stock subject to such outstanding Awards. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company”.)

(b) Change in Control.  Unless otherwise provided in the Award, in the event of a Change in Control described in clauses (b), (c) or (d) of the definition of Change in Control under Section 2 of the Plan, (i) if the Company does not survive as an independent corporation (excluding as a subsidiary), the surviving corporation or an affiliate of such surviving corporation shall assume the Awards outstanding under the Plan or substitute similar awards (including an award to acquire the same consideration paid to the stockholders of the Company in the transaction effecting the Change in Control) for those outstanding under the Plan, or (ii) if the Company continues as an independent corporation (excluding as a subsidiary), such Awards shall continue in full force and effect. In the event of a Change in Control in which the Company does not survive as an independent corporation (excluding as a subsidiary), if any surviving corporation and its affiliates refuse to assume or continue the Awards, or to substitute similar awards for those outstanding under the Plan, then unless otherwise provided in the Award:

(i) All Options then outstanding shall become immediately vested and fully exercisable immediately prior to the Change in Control, notwithstanding any provision therein for exercise in installments;

(ii) All restrictions and conditions of all Restricted Stock then outstanding shall be deemed satisfied, and the Restricted Period or other limitations on payment in full with respect thereto shall be deemed to have expired immediately prior to the date of the Change in Control; and

(iii) All outstanding Performance Awards and any Other Stock or Performance-Based Awards shall become fully vested, deemed earned in full immediately prior to the date of the Change in Control and promptly paid to the Participants as of the date of the Change of Control, without regard to payment schedules and notwithstanding that the applicable performance cycle, retention cycle or other restrictions and conditions shall not have been completed or satisfied.

Notwithstanding the foregoing, the preceding provisions shall not apply to any Award to the extent that such provisions would result in any impermissible acceleration or substitution under Section 409A of the Code or any other violation of Section 409A of the Code that would result in adverse tax consequences to the Participant under Section 409A of the Code

(c) Right of Cash-Out.  If approved by the Board prior to or within thirty (30) days after such time as a Change in Control shall be deemed to have occurred, the Board shall have the right for a forty-five (45) day period immediately following the date that the Change in Control is deemed to have occurred to require all, but not less than all, Participants to transfer and deliver to the Company all Awards previously granted to the Participants in exchange for an amount equal to the “cash value” (defined below) of the Awards. Such right shall be exercised by written notice to all Participants. For purposes of this Section, the cash value of an Award shall equal the sum of (i) all cash to which the Participant would be entitled upon settlement or exercise of any Award which is not an Option and (ii) in the case of any Award that is an Option, the excess of the “market value” (defined below) per share over the option price, if any, multiplied by the number of shares subject to such Award. For purposes of the preceding sentence, “market value” per share shall mean the higher of (i) the average of the Fair Market Value per share of Common Stock on each of the five (5) trading days immediately following the date a Change in Control is deemed to have occurred or (ii) the highest price, if any, offered in connection with the Change in Control. The amount payable to each Participant by the Company pursuant to this Section shall be in cash or by certified check and shall be reduced by any taxes required to be withheld. Notwithstanding the foregoing, neither the Board, the Company nor the Committee shall have the right to cash-out any Award, if the existence or exercise of such right would result in any impermissible acceleration or substitution under Section 409A of the Code or any other violation of Section 409A of the Code that would result in adverse tax consequences to the Participant pursuant to Section 409A of the Code.

Section 9. General Provisions.

(a) No Rights to Awards.  No Director, Employee, Consultant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Consultants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Withholding.  The Company or any Affiliate is authorized to withhold at the minimum statutory rate from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, Shares that would otherwise be issued pursuant to such Award, other Awards or other property) of any applicable taxes payable in respect of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. In addition, the Committee may provide, in an Award Agreement, that the Participant may direct the Company to satisfy such Participant’s tax obligation through the “constructive” tender of already-owned Shares or the withholding of Shares otherwise to be acquired upon the exercise or payment of such Award.

(c) No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(d) Governing Law.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

(e) Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(f) Other Laws.  The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance of transfer or such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(g) No Trust or Fund Created.  Neither the Plan nor the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Affiliate.

(h) No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(i) Securities Laws Compliance.  Unless the Shares have been registered under the Securities Act of 1933 (and, in the case of any Participant who may be deemed an affiliate of the Company for securities law purposes, such Shares have been registered under such Act for resale by such Participant), or the Company has determined that an exemption from registration is available, the Company may require prior to and as a condition of the exercise or payment of any Award that (i) the Participant desiring to exercise or receive payment such Award give the Company written notice thereof and that such notice may not be given by the Participant until forty-five (45) days thereafter (which time period may be waived by the Committee in its sole discretion) in order to allow the Company the opportunity to provide to such Participant any disclosure materials, or to make such filings, as may be required under federal and state securities laws and (ii) the Participant desiring to exercise or be paid such Award furnish the Company with a written representation in a form prescribed by the Committee to the effect that such person is acquiring said Shares solely with a view to investment for his or her own account and not with a view to the resale or distribution of all or any part thereof, and that such person will not dispose of any of such Shares otherwise than in accordance with the provisions of Rule 144 under the Act unless and until either the Shares are registered under the Act or the Company is satisfied that an exemption from such registration is available.

(j) Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(k) Code Section 409A.  Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an applicable tax under Code Section 409A and related regulations and Treasury pronouncements (“Section 409A”), that Plan provision or Award may be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the Participant’s rights to an Award.

(l) No Guarantee of Tax Consequences.  None of the Board, the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

Section 10. Term of the Plan.

No Award shall be granted under the Plan after the tenth (10th) anniversary of the date the Prior Plan was initially adopted by the Board, as the Plan shall expire on that date unless earlier terminated pursuant to Section 7. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such expiration or termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such expiration or termination date.

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ALLIS-CHALMERS ENERGY INC.
5075 Westheimer, Suite 890
Houston, Texas 77056
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 6, 2009.
     The undersigned hereby appoints Victor M. Perez and Theodore F. Pound III, and each of them, either one of whom may act without joinder of the other, as proxies, with full power of substitution and revocation to represent the undersigned and to vote all shares of Allis-Chalmers Energy Inc. which the undersigned is entitled to vote at the annual meeting of stockholders to be held at Allis-Chalmers Energy Inc., 5075 Westheimer, Suite 890, Houston, Texas 77056 on November 6, 2009 at 9:00 a.m., and at any adjourment or postponement thereof.
     In their discretion, the proxies are entitled to vote in the manner shown on this form as to the following matters and in their discretion on any other business or matters as may properly come before the meeting or any adjourment or postponement thereof.
(Continued and to be Signed on the Reverse Side)

■	14475 ■

ANNUAL MEETING OF STOCKHOLDERS OF
ALLIS-CHALMERS ENERGY INC.
November 6, 2009

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and Proxy Card are available at http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=15258
â  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.   â
■     20930330000000000000     4                                                                    110609

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
									☒
							FOR	AGAINST	ABSTAIN
1. The Election of Directors:					2.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of authorized Common Stock from 100,000,000 to 200,000,000.	☐	☐	☐

		NOMINEES:
☐	FOR ALL NOMINEES	¡	Saad Bargach
		¡	Alejandro P. Bulgheroni
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡ ¡ ¡ ¡ ¡ ¡	Giovanni Dell’Orto Victor F. Germack James M. Hennessy Munawar H. Hidayatallah Robert E. Nederlander John T. Reynolds Zane Tankel		3.	To approve the Company’s Second Amended and Restated 2006 Incentive Plan.	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)				4.	To ratify the appointment of UHY LLP as the Company’s independent auditors.	☐	☐	☐
					5.	To transact any other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement. The record date for the Annual Meeting is September 14, 2009. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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